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                                                                    EXHIBIT 10.1

================================================================================

                                CREDIT AGREEMENT

                                   dated as of

                                 March 31, 2003

                                      Among

                        CHARLES RIVER LABORATORIES, INC.

                 CHARLES RIVER LABORATORIES INTERNATIONAL, INC.

                            The Lenders Party Hereto

                              JPMORGAN CHASE BANK,
                             as Administrative Agent

                              FLEET NATIONAL BANK,
                              as Syndication Agent

                                       and

                         CITIZENS BANK OF MASSACHUSETTS,
                 MERRILL LYNCH BUSINESS FINANCIAL SERVICES INC.

                                       and

                      WACHOVIA BANK, NATIONAL ASSOCIATION,
                           as Co-Documentation Agents

                                   ----------

                          J.P. MORGAN SECURITIES, INC.,
                      as Lead Arranger and Sole Bookrunner

                              FLEET NATIONAL BANK,
                                   as Arranger

================================================================================

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                                TABLE OF CONTENTS

ARTICLE I
     DEFINITIONS ....................................................................1

     SECTION 1.01.    DEFINED TERMS .................................................1
     SECTION 1.02.    CLASSIFICATION OF LOANS AND BORROWINGS .......................19
     SECTION 1.03.    TERMS GENERALLY ..............................................19
     SECTION 1.04.    ACCOUNTING TERMS; GAAP .......................................19

ARTICLE II
     THE CREDITS ...................................................................20

     SECTION 2.01.    COMMITMENTS ..................................................20
     SECTION 2.02.    LOANS AND BORROWINGS .........................................20
     SECTION 2.03.    REQUESTS FOR REVOLVING BORROWINGS ............................20
     SECTION 2.04.    SWINGLINE LOANS ..............................................21
     SECTION 2.05.    LETTERS OF CREDIT ............................................22
     SECTION 2.06.    FUNDING OF BORROWINGS ........................................26
     SECTION 2.07.    INTEREST ELECTIONS ...........................................27
     SECTION 2.08.    TERMINATION AND REDUCTION OF COMMITMENTS .....................28
     SECTION 2.09.    REPAYMENT OF LOANS; EVIDENCE OF DEBT .........................28
     SECTION 2.10.    PREPAYMENT OF LOANS ..........................................29
     SECTION 2.11.    FEES .........................................................30
     SECTION 2.12.    INTEREST .....................................................31
     SECTION 2.13.    ALTERNATE RATE OF INTEREST ...................................31
     SECTION 2.14.    INCREASED COSTS ..............................................32
     SECTION 2.15.    BREAK FUNDING PAYMENTS .......................................33
     SECTION 2.16.    TAXES ........................................................33
     SECTION 2.17.    PAYMENTS GENERALLY; PRO RATA TREATMENT; SHARING OF SET-OFFS...35
     SECTION 2.18.    MITIGATION OBLIGATIONS; REPLACEMENT OF LENDERS ...............37
     SECTION 2.19.    ADDITIONAL LENDERS ...........................................38

ARTICLE III
     REPRESENTATIONS AND WARRANTIES ................................................38

     SECTION 3.01.    ORGANIZATION; POWERS .........................................38
     SECTION 3.02.    AUTHORIZATION; ENFORCEABILITY ................................39
     SECTION 3.03.    GOVERNMENTAL APPROVALS; NO CONFLICTS .........................39
     SECTION 3.04.    FINANCIAL CONDITION; NO MATERIAL ADVERSE CHANGE ..............39
     SECTION 3.05.    PROPERTIES ...................................................39
     SECTION 3.06.    LITIGATION AND ENVIRONMENTAL MATTERS .........................40
     SECTION 3.07.    COMPLIANCE WITH LAWS AND AGREEMENTS ..........................40
     SECTION 3.08.    INVESTMENT AND HOLDING COMPANY STATUS ........................40
     SECTION 3.09.    TAXES ........................................................41
     SECTION 3.10.    ERISA ........................................................41
     SECTION 3.11.    DISCLOSURE ...................................................41

                                       ii
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
     SECTION 3.12.    SECURITY DOCUMENTS ...........................................41
     SECTION 3.13.    FEDERAL RESERVE REGULATIONS ..................................41
     SECTION 3.14.    SOLVENCY .....................................................42

ARTICLE IV
     CONDITIONS ....................................................................42

     SECTION 4.01.    EFFECTIVE DATE ...............................................42
     SECTION 4.02.    EACH CREDIT EVENT ............................................44

ARTICLE V
     AFFIRMATIVE COVENANTS .........................................................44

     SECTION 5.01.    FINANCIAL STATEMENTS AND OTHER INFORMATION ...................45
     SECTION 5.02.    NOTICES OF MATERIAL EVENTS ...................................46
     SECTION 5.03.    EXISTENCE; CONDUCT OF BUSINESS ...............................46
     SECTION 5.04.    PAYMENT OF OBLIGATIONS .......................................47
     SECTION 5.05.    MAINTENANCE OF PROPERTIES; INSURANCE .........................47
     SECTION 5.06.    BOOKS AND RECORDS; INSPECTION RIGHTS .........................47
     SECTION 5.07.    COMPLIANCE WITH LAWS .........................................47
     SECTION 5.08.    USE OF PROCEEDS AND LETTERS OF CREDIT ........................47
     SECTION 5.09.    ADDITIONAL MATERIAL SUBSIDIARIES .............................48
     SECTION 5.10.    CASH MANAGEMENT ..............................................48
     SECTION 5.11.    FURTHER ASSURANCES ...........................................48

ARTICLE VI
     NEGATIVE COVENANTS ............................................................49

     SECTION 6.01.    INDEBTEDNESS .................................................49
     SECTION 6.02.    LIENS ........................................................50
     SECTION 6.03.    FUNDAMENTAL CHANGES ..........................................50
     SECTION 6.04.    INVESTMENTS, LOANS, ADVANCES, GUARANTEES AND ACQUISITIONS ....51
     SECTION 6.05.    HEDGING AGREEMENTS ...........................................53
     SECTION 6.06.    RESTRICTED PAYMENTS; CERTAIN PAYMENTS OF INDEBTEDNESS ........53
     SECTION 6.07.    DISPOSITION OF ASSETS ........................................54
     SECTION 6.08.    TRANSACTIONS WITH AFFILIATES .................................55
     SECTION 6.09.    RESTRICTIVE AGREEMENTS .......................................55
     SECTION 6.10.    ISSUANCES OF CAPITAL STOCK BY SUBSIDIARIES ...................55
     SECTION 6.11.    AMENDMENT OF MATERIAL DOCUMENTS ..............................55
     SECTION 6.12.    CRL TRUST LIMITATIONS ........................................56
     SECTION 6.13.    FIXED CHARGE COVERAGE RATIO ..................................56
     SECTION 6.14.    LEVERAGE RATIO ...............................................56
     SECTION 6.15.    CONSOLIDATED TANGIBLE NET WORTH ..............................56
     SECTION 6.16.    SENIOR LEVERAGE RATIO ........................................56

ARTICLE VII
     EVENTS OF DEFAULT .............................................................56

                                       iii
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
ARTICLE VIII
     THE ADMINISTRATIVE AGENT ......................................................59

ARTICLE IX
     GUARANTEE OF THE PARENT .......................................................61

ARTICLE X
     MISCELLANEOUS .................................................................64

     SECTION 10.01.   NOTICES ......................................................64
     SECTION 10.02.   WAIVERS; AMENDMENTS ..........................................64
     SECTION 10.03.   EXPENSES; INDEMNITY; DAMAGE WAIVER ...........................66
     SECTION 10.04.   SUCCESSORS AND ASSIGNS .......................................67
     SECTION 10.05.   SURVIVAL .....................................................70
     SECTION 10.06.   COUNTERPARTS; INTEGRATION; EFFECTIVENESS .....................70
     SECTION 10.07.   SEVERABILITY .................................................70
     SECTION 10.08.   RIGHT OF SETOFF ..............................................71
     SECTION 10.09.   GOVERNING LAW; JURISDICTION; CONSENT TO SERVICE OF PROCESS ...71
     SECTION 10.10.   WAIVER OF JURY TRIAL .........................................72
     SECTION 10.11.   HEADINGS .....................................................72
     SECTION 10.12.   CONFIDENTIALITY ..............................................72
     SECTION 10.13.   INTEREST RATE LIMITATION .....................................72
     SECTION 10.14.   JOINT CREDITORS ..............................................73

SCHEDULES:

Schedule 2.01 -- Commitments
Schedule 3.01 -- Subsidiaries
Schedule 3.06 -- Disclosed Matters
Schedule 6.01 -- Existing Indebtedness
Schedule 6.02 -- Existing Liens
Schedule 6.04 -- Existing Investments
Schedule 6.09 -- Existing Restrictions

EXHIBITS:

Exhibit A -- Form of Assignment and Acceptance
Exhibit B-1 -- Form of Opinion of Special New York counsel for the Consolidated
               Entities
Exhibit B-2 -- Form of Opinion of General Counsel for the Consolidated Entities Exhibit C -- Form of Guarantee Agreement
Exhibit D -- Form of Pledge Agreement
Exhibit E -- Form of Security Agreement
Exhibit F -- Form of Trust Subordination Agreement

                                       iv
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     CREDIT AGREEMENT, dated as of March 31, 2003, among CHARLES RIVER
LABORATORIES, INC., CHARLES RIVER LABORATORIES INTERNATIONAL, INC., the LENDERS party hereto and JPMORGAN CHASE BANK, as Administrative Agent.

     The parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

     SECTION 1.01. DEFINED TERMS. As used in this Agreement, the following terms have the meanings specified below:

          "3.50% CONVERTIBLE NOTE INDENTURE" means the Indenture dated as of January 24, 2002 from the Parent to State Street Bank & Trust Company, as Trustee, as in effect on the Effective Date and as amended from time to time in accordance with Section 6.11, pursuant to which the Parent issued the 3.50% Convertible Notes.

          "3.50% CONVERTIBLE NOTES" means the $175,000,000 Senior Convertible Indentures due February 1, 2022, as in effect on the Effective Date and as amended from time to time in accordance with Section 6.11, issued pursuant to the terms of the 3.50% Convertible Note Indenture.

          "ABR", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

          "ADJUSTED LIBO RATE" means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

          "ADMINISTRATIVE AGENT" means JPMorgan Chase Bank, in its capacity as administrative agent for the Lenders hereunder.

          "ADMINISTRATIVE QUESTIONNAIRE" means an Administrative Questionnaire in a form supplied by the Administrative Agent.

          "AFFILIATE" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

          "AGREEMENT" means this Credit Agreement, dated as of March 31, 2003, among the Parent, the Borrower, the Lenders and the Administrative Agent, as amended, supplemented, restated or otherwise modified from time to time.

          "ALTERNATE BASE RATE" means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% and (c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate, respectively.

          "APPLICABLE PERCENTAGE" means, with respect to any Lender, the percentage of the total Commitments represented by such Lender's Commitment. If the Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Commitments most recently in effect, giving effect to any assignments.

          "APPLICABLE RATE" means, for any day, with respect to any Eurodollar Loan, or with respect to the commitment fees payable hereunder, as the case may be, the applicable rate per annum set forth below under the caption "Eurodollar Spread" or "Commitment Fee Rate", as the case may be, based upon the Leverage Ratio applicable on such date:

                                LEVERAGE                 EURODOLLAR         COMMITMENT
                                 RATIO                    SPREAD(1)          FEE RATE
--------------------------------------------------------------------------------------
     CATEGORY 1        Greater than or equal to
                              2.500 to 1                   2.250%             .500%

     CATEGORY 2        Greater than or equal to
                       1.875 to 1 but less than
                              2.500 to 1                   2.000%             .500%

     CATEGORY 3        Greater than or equal to
                        1.25 to 1 but less than
                              1.875 to 1                   1.750%             .375%

     CATEGORY 4        Greater than or equal to
                       0.625 to 1 but less than
                               1.25 to 1                   1.500%             .300%

     CATEGORY 5          Less than 0.625 to 1              1.250%             .250%

     For purposes of the foregoing, (a) the Leverage Ratio shall be determined as of the end of each fiscal quarter of the Consolidated Entities based upon the financial statements delivered pursuant to Section 5.01(a) or (b); and (b) each change in the Applicable Rate resulting from a change in the Leverage Ratio shall be effective during the period commencing on and including the date of delivery to the Administrative Agent of such financial statements indicating such change and ending on the date immediately preceding the effective date of the next change in the Applicable Rate; provided that the Leverage Ratio shall be deemed to be in Category 1 (i) at any time that an Event of Default under paragraph (a) or (b) of Article VII has occurred and is continuing or (ii) if the Borrower fails to deliver the financial statements required to be delivered by it pursuant to Section 5.01(a) or (b), during the period from the expiration of the time for delivery thereof until such financial statements are delivered. Assuming no Event of Default

----------
     (1) Each of the Eurodollar Spreads set forth below in this column is to be increased by 0.250% for any period during which the aggregate Revolving Credit Exposures exceeds 33% of the aggregate Commitments.

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under paragraph (a) or (b) of Article VII has occurred and is continuing, up to and including September 7, 2003, the Applicable Rate shall be determined by reference to Category 3.

          "ASSESSMENT RATE" means, for any day, the annual assessment rate in effect on such day that is payable by a member of the Bank Insurance Fund classified as "well-capitalized" and within supervisory subgroup "B" (or a comparable successor risk classification) within the meaning of 12 C.F.R. Part 327 (or any successor provision) to the Federal Deposit Insurance Corporation for insurance by such Corporation of time deposits made in dollars at the offices of such member in the United States; PROVIDED that if, as a result of any change in any law, rule or regulation, it is no longer possible to determine the Assessment Rate as aforesaid, then the Assessment Rate shall be such annual rate as shall be determined by the Administrative Agent to be representative of the cost of such insurance to the Lenders.

          "ASSIGNMENT AND ACCEPTANCE" means an assignment and acceptance entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 10.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

          "AVAILABILITY PERIOD" means the period from and including the Effective Date to but excluding the earlier of the Maturity Date and the date of termination of the Commitments.

          "BASE CD RATE" means the sum of (a) the Three-Month Secondary CD Rate multiplied by the Statutory Reserve Rate plus (b) the Assessment Rate.

          "BOARD" means the Board of Governors of the Federal Reserve System of the United States of America.

          "BORROWER" means Charles River Laboratories, Inc., a Delaware corporation.

          "BORROWING" means (a) Revolving Loans of the same Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect or (b) a Swingline Loan.

          "BORROWING REQUEST" means a request by the Borrower for a Revolving Borrowing in accordance with Section 2.03.

          "BUSINESS DAY" means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; PROVIDED that, when used in connection with a Eurodollar Loan, the term "BUSINESS DAY" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

          "CAPITAL LEASE OBLIGATIONS" of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

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          "CAPITAL STOCK" means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership or participation interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

          "CHANGE IN CONTROL" means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof) of shares representing more than 30% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Parent; (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Parent by Persons who were neither (i) nominated by the board of directors of the Parent nor (ii) appointed by directors so nominated; (c) the acquisition of direct or indirect Control of the Parent by any Person or group; (d) the Parent ceasing to own 100% of the Capital Stock of the Borrower, except pursuant to a merger between the Parent and the Borrower where either the Parent or the Borrower is the surviving corporation; or (e) the occurrence of a change of control (or similar event, howsoever defined) under and as defined in any indenture or other agreement in respect of any Indebtedness to which any Loan Party is a party.

          "CHANGE IN LAW" means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or the Issuing Bank (or, for purposes of Section 2.14(b), by any lending office of such Lender or by such Lender's or the Issuing Bank's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

          "CHARLES RIVER CHINA" means SPAFAS Jinan Poultry Company, Ltd., a Chinese corporation.

          "CHARLES RIVER MEXICO" means Avers Libers de Patogens Especificos, S.A. de C.V., a Mexican corporation.

          "CHARLES RIVER PROTEOMICS" means Charles River Proteomics Services, Inc., a Delaware corporation.

          "CLASS", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans or Swingline Loans.

          "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

          "COLLATERAL" means all of the right, title and interest of each Consolidated Entity in and to the property in which such Person has granted a Lien to the Administrative Agent for its benefit and the ratable benefit of the Lenders under any Loan Document.

          "COMMITMENT" means, with respect to each Lender, the commitment of such Lender to make Revolving Loans and to acquire participations in Letters of Credit and Swingline Loans hereunder, expressed as an amount representing the maximum aggregate amount of such

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Lender's Revolving Credit Exposure hereunder, as such commitment may be (a)
reduced from time to time pursuant to Section 2.08, (b) increased from time to time pursuant to Section 2.19 and (c) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 10.04. The initial amount of each Lender's Commitment is set forth on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Commitment, as applicable. The initial aggregate amount of the Lenders' Commitments is $100,000,000, which may be increased pursuant to Section 2.19 to $125,000,000.

          "CONSOLIDATED CAPITAL EXPENDITURES" means, for any period, the dollar amount of gross expenditures (including cash payments during such period in respect to Capital Lease Obligations but excluding Permitted Acquisitions) by the Consolidated Entities for the acquisition of any fixed assets, real property, plant and equipment, and all renewals, improvements and replacements thereto incurred during such period in each case which are required to be capitalized for financial reporting purposes in accordance with GAAP.

          "CONSOLIDATED EBITDA" means, for any period, Consolidated Net Income for such period, minus the aggregate noncash amount of extraordinary or nonrecurring gains of such Person for such period, plus, without duplication and to the extent deducted from revenues in determining Consolidated Net Income for such period, the sum of (a) the aggregate amount of Consolidated Interest Expense for such period, plus (b) the aggregate amount of income tax expense for such period, plus (c) the aggregate amount of depreciation and amortization for such period, all as determined on a consolidated basis with respect to the Consolidated Entities in accordance with GAAP. For the purposes of determining Consolidated EBITDA during any period, in connection with the acquisition of a Person (or part thereof) in a Permitted Acquisition occurring after the Effective Date, there shall be included, without duplication or adjustment, in Consolidated Net Income net income (or loss) of such Person (or part thereof), as determined in accordance with GAAP, as if such Person (or part thereof) was acquired at the beginning of such period; provided that the Borrower shall have delivered to the Lenders acceptable financial statements of such Person (or part thereof) as required under Section 5.01(c).

          "CONSOLIDATED ENTITY" means the Parent, the Borrower or any Subsidiary whose accounts are or are required to be consolidated or included with the accounts of the Borrower in accordance with GAAP.

          "CONSOLIDATED FIXED CHARGES" means, with respect to any period of four consecutive fiscal quarters of the Consolidated Entities, the sum of (a) all principal payments due on, and with respect to, Consolidated Indebtedness during such period, plus (b) Consolidated Interest Expense for such period, plus (c) all taxes of the Consolidated Entities due during such period, plus (d) all Restricted Payments made during such period. For the purposes of determining Consolidated Fixed Charges during any period of four consecutive fiscal quarters of the Consolidated Entities, there shall be included in Consolidated Fixed Charges all principal payments, interest expense, taxes and payments substantially comparable to Restricted Payments as defined herein of any Person (or part thereof) acquired during such period in a Permitted Acquisition accrued from the beginning of such period to the date of closing of such Permitted Acquisition as if such Permitted Acquisition had occurred and related financings had occurred at the beginning of such period determined in accordance with GAAP.

          "CONSOLIDATED INDEBTEDNESS" means, as of any date of determination, the aggregate principal amount of Indebtedness of the Consolidated Entities outstanding as of such date, as determined on a consolidated basis in accordance with GAAP.

          "CONSOLIDATED INTEREST EXPENSE" means, for any period, the interest expense, both expensed and capitalized (including the interest component in respect of Capital Lease Obligations), accrued or paid by the Consolidated Entities during such period, as determined on a consolidated basis in accordance with GAAP.

          "CONSOLIDATED NET INCOME" means, for any period, net income or loss of the Consolidated Entities for such period after deducting and eliminating all items attributable to interests in minority investments, as determined on a consolidated basis in accordance with GAAP.

          "CONSOLIDATED NET WORTH" means, at any date of determination thereof, the result of (a) all assets as shown on a consolidated balance sheet of the Consolidated Entities, minus (b) all liabilities as shown on a consolidated balance sheet of the Consolidated Entities, as determined on a consolidated basis in accordance with GAAP.

          "CONSOLIDATED TANGIBLE NET WORTH" means, at any date of determination thereof, the result of (a) Consolidated Net Worth, minus (b) the net book value of all assets on such balance sheet that would be treated as intangible under GAAP (including goodwill, trademarks, trade names, service marks, service names, copyrights, patents, organizational expenses and the excess of any equity in any Subsidiary over the cost of the investment in such Subsidiary), all as determined on a consolidated basis in accordance with GAAP.

          "CONSOLIDATED SENIOR INDEBTEDNESS" means, at any date of determination thereof, the result of (a) Consolidated Indebtedness as of such date, minus (b) Consolidated Subordinated Indebtedness as of such date.

          "CONSOLIDATED SUBORDINATED INDEBTEDNESS" means, at any date of determination thereof, the 3.50% Convertible Notes and any other Indebtedness of the Parent that is expressly subordinated to the Obligations on terms and conditions acceptable to the Required Lenders in their sole discretion.

          "CONTROL" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether as a trustee or through the ability to exercise voting power, by contract or otherwise. "CONTROLLING" and "CONTROLLED" have meanings correlative thereto.

          "CRL TRUST" means Charles River Laboratories Massachusetts Business Trust, a Commonwealth of Massachusetts business trust.

          "DEFAULT" means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

          "DISCLOSED MATTERS" means the actions, suits and proceedings and the environmental matters disclosed in Schedule 3.06.

          "DOLLARS" or "$" refers to lawful money of the United States of America.

          "DOMESTIC PLAN" means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

          "DOMESTIC SUBSIDIARY" means any Subsidiary that is organized under the laws of any jurisdiction in the United States.

          "EFFECTIVE DATE" means the date on which the conditions specified in
Section 4.01 are satisfied (or waived in accordance with Section 10.02).

          "ENVIRONMENTAL LAWS" means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.

          "ENVIRONMENTAL LIABILITY" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law,
(b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials,
(d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

          "ERISA AFFILIATE" means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under
Section 414 of the Code.

          "ERISA EVENT" means (a) any "reportable event", as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Domestic Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Domestic Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or
Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Domestic Plan; (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any

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Domestic Plan; (e) the receipt by the Borrower or any ERISA Affiliate from the
PBGC or any other Governmental Authority or a plan administrator of any notice relating to an intention to terminate any Domestic Plan or Domestic Plans or to appoint a trustee to administer any Domestic Plan or Domestic Plans; (f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Domestic Plan or Multiemployer Plan; (g) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA; or (h) any Foreign Plan Event.

          "EURODOLLAR" means, when used in reference to any Loan or Borrowing, a Loan, or the Loans comprising such Borrowing, that are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

          "EVENT OF DEFAULT" has the meaning assigned to such term in Article
VII.

          "EXCLUDED TAXES" means, with respect to the Administrative Agent, any Lender, the Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of the Loan Parties hereunder, (a) income, franchise or any branch profits taxes, (b) taxes imposed solely by reason of any present or former connection between the Administrative Agent, any Lender, the Issuing Bank or any other recipient of any payment to be made on account of any obligation of the Loan Parties hereunder and the jurisdiction imposing such taxes, other than as a result of any Loan Document or any transaction contemplated thereby and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by a Loan Party under Section 2.18(b)), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, immediately prior to the time of designation of such new lending office (or assignment), to receive additional amounts from such Loan Party with respect to such withholding tax pursuant to Section 2.16(a).

          "FEDERAL FUNDS EFFECTIVE RATE" means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

          "FINANCIAL OFFICER" means the chief financial officer or, if there is no chief financial officer, the principal accounting officer (or similarly designated officer) of the Borrower.

          "FISCAL QUARTER NET WORTH INCREASE AMOUNTS" means, with respect to each fiscal quarter of the Consolidated Entities, the sum of (a) the greater of
(i) Zero Dollars ($0) and

(ii) 50% of Consolidated Net Income for such fiscal quarter, plus (b) 75% of the proceeds (net of underwriting commissions and discounts and reasonable fees and expenses) from the issuance of Capital Stock of any Consolidated Entity during such fiscal quarter, plus (c) 75% of the aggregate market value of Capital Stock of any Consolidated Entity issued in a Permitted Acquisition during such fiscal quarter.

          "FIXED CHARGE COVERAGE RATIO" means, on any date, the ratio of (a) the result of (i) Consolidated EBITDA for the period of four consecutive fiscal quarters of the Consolidated Entities ended on or most recently ended as of such date, minus (ii) Consolidated Capital Expenditures for the period of four consecutive fiscal quarters of the Consolidated Entities ended on or most recently ended as of such date to (b) Consolidated Fixed Charges during the period of four consecutive fiscal quarters of the Consolidated Entities ended on or most recently ended as of such date.

          "FOREIGN LENDER" means any Lender that is organized under the laws of, or, for United States income tax purposes, is treated as a resident of, any jurisdiction outside the United States of America.

          "FOREIGN PLAN" means any pension plan or other deferred compensation plan, program or arrangement maintained by any Foreign Subsidiary which is subject to funding rules comparable to the provisions of Title IV of ERISA or
Section 412 of the Code or Section 302 of ERISA.

          "FOREIGN PLAN EVENT" means, with respect to any Foreign Plan, (a) the existence of unfunded liabilities in excess of the amount permitted under any applicable law, (b) the failure to make the required contributions or payments, under any applicable law, on or before the due date for such contributions or payments, (c) the receipt of a notice by a Governmental Authority relating to the intention to terminate any such Foreign Plan or to appoint a trustee to administer any such Foreign Plan, or to the insolvency of any such Foreign Plan, or (d) the incurrence of any liability of the Consolidated Entities under applicable law on account of the complete or partial termination of such Foreign Plan or the complete or partial withdrawal of any participating employer therein.

          "FOREIGN SUBSIDIARY" means any Subsidiary that is not organized under the laws of any jurisdiction in the United States of America.

          "GAAP" means generally accepted accounting principles in the United States of America.

          "GOVERNMENTAL AUTHORITY" means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

          "GRANTING LENDER" has the meaning assigned to such term in Section 10.04(h).

          "GUARANTEE" of or by any Person (the "GUARANTOR") means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the "PRIMARY OBLIGOR") in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect,
(a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party or applicant in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; PROVIDED, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

          "GUARANTEE AGREEMENT" means each Guarantee delivered by the applicable Material Subsidiary to the Administrative Agent whereby such Material Subsidiary shall guarantee the obligations under the Loan Documents, which Guarantee shall be substantially in the form of Exhibit C, as amended, supplemented, restated or otherwise modified from time to time.

          "GUARANTORS" means the Subsidiaries that are or become parties to a Guarantee Agreement.

          "HAZARDOUS MATERIALS" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

          "HEDGING AGREEMENT" means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

          "INDEBTEDNESS" of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (d) all obligations of such Person in respect of the deferred purchase price of property or services (including installment obligations but excluding current accounts payable incurred in the ordinary course of business), (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (f) all Guarantees by such Person of Indebtedness of others, (g) all Capital Lease Obligations of such Person and all obligations of such Person under Synthetic Leases, (h) all obligations, contingent or otherwise, of such Person as an account party or applicant in respect of letters of credit and letters of guaranty, (i) the net obligations of such Person in respect of Hedging Agreements, (j) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances and (k) all obligations of such Person arising with respect to Capital Stock that is redeemable by such Person. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

          "INDEMNIFIED TAXES" means Taxes other than Excluded Taxes.

          "INFORMATION MEMORANDUM" means the Confidential Information Memorandum dated February 2003 relating to the Borrower and the Transactions.

          "INTEREST ELECTION REQUEST" means a request by the Borrower to convert or continue a Revolving Borrowing in accordance with Section 2.07.

          "INTEREST PAYMENT DATE" means (a) with respect to any ABR Loan (other than a Swingline Loan), the last day of each calendar month, (b) with respect to any Eurodollar Loan with an Interest Period of one, two or three months, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of six months' duration, that day three months after the first day of such Interest Period and the last day of such Interest Period and (c) with respect to any Swingline Loan, the Swingline Loan Maturity Date.

          "INTEREST PERIOD" means, with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, as the Borrower may elect; PROVIDED, that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (b) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and, in the case of a Revolving Borrowing, thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

          "ISSUING BANK" means Fleet National Bank, in its capacity as the issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.05(i). The Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of the Issuing Bank, in which case the term "Issuing Bank" shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

          "LC DISBURSEMENT" means a payment made by the Issuing Bank pursuant to a Letter of Credit.

          "LC EXPOSURE" means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The LC Exposure of any Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time.

          "LENDERS" means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Acceptance, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Acceptance. Unless the context otherwise requires, the term "Lenders" includes the Swingline Lender.

          "LETTER OF CREDIT" means any letter of credit issued pursuant to this Agreement.

          "LEVERAGE RATIO" means, on any date, the ratio of (a) Consolidated Indebtedness as of such date to (b) Consolidated EBITDA for the period of four consecutive fiscal quarters of the Consolidated Entities ended on or most recently ended as of such date.

          "LIBO RATE" means, with respect to any Eurodollar Borrowing for any Interest Period, the rate appearing on Page 3750 of the Telerate Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the "LIBO RATE" with respect to such Eurodollar Borrowing for such Interest Period shall be the rate at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

          "LIEN" means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

          "LOAN DOCUMENTS" means this Agreement, each Security Document, the Trust Subordination Agreement, each promissory note issued pursuant to Section 2.09(e) and each Hedging Agreement between a Loan Party and a Lender or an Affiliate of a Lender, as each may be amended or supplemented from time to time.

          "LOAN PARTIES" means the Parent, the Borrower and the Guarantors.

          "LOANS" means the loans made by the Lenders to the Borrower pursuant to this Agreement.

          "MATERIAL ADVERSE EFFECT" means a material adverse effect on (a) the business, assets, operations, prospects or condition, financial or otherwise, of the Consolidated Entities taken as a whole, (b) the ability of any Loan Party to perform, or the enforceability against any Loan Party of, any of its obligations under any Loan Document or (c) the rights of or benefits available to the Lenders under any Loan Document.

          "MATERIAL INDEBTEDNESS" means Indebtedness (other than the Loans and Letters of Credit), or obligations in respect of one or more Hedging Agreements, of any one or more of the Consolidated Entities in an aggregate principal amount exceeding $5,000,000 in the aggregate. For purposes of determining Material Indebtedness, the "principal amount" of the obligations of any Consolidated Entity in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that such Consolidated Entity would be required to pay if such Hedging Agreement were terminated at such time.

          "MATERIAL SUBSIDIARY" means any Subsidiary, including its subsidiaries, which meets either of the following conditions: (i) for the period of four consecutive fiscal quarters of the Consolidated Entities most recently ended, the gross revenues of such Subsidiary (and its subsidiaries) and all other Subsidiaries that are not Material Subsidiaries exceed ten percent (10%) of the gross revenues of the Consolidated Entities, as determined in accordance with GAAP or (ii) as of the end of the most recently ended fiscal quarter of the Consolidated Entities, the gross assets of such Subsidiary (and its subsidiaries) and all other Subsidiaries that are not Material Subsidiaries exceed seven and one-half percent (7.50%) of the total assets of the Consolidated Entities, as determined in accordance with GAAP.

          "MATURITY DATE" means March 31, 2006.

          "MOODY'S" means Moody's Investors Service, Inc.

          "MULTIEMPLOYER PLAN" means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

          "OBLIGATIONS" means (a) the principal of and premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, (b) each payment required to be made in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement of disbursements, interest thereon (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) and obligations to provide cash collateral, (c) all other monetary obligations, including fees (including fees and disbursements of counsel), costs, expenses, guaranties and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of each Loan Party to the Administrative Agent or any Lender under this Agreement and the other Loan Documents and (d) all monetary obligations of each Loan Party under each Hedging Agreement entered into with any counterparty that was a Lender (or an Affiliate of a Lender) at the time such Hedging Agreement was entered into.

          "OTHER TAXES" means any and all present or future recording, stamp, documentary excise, transfer, sales, property or similar taxes, charges or levies imposed by any Governmental Authority arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document.

          "PARENT" means Charles River Laboratories International, Inc., a Delaware corporation.

          "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

          "PERMITTED ACQUISITION" means any acquisition, whether by purchase, merger, consolidation or otherwise, if immediately after giving effect thereto:
(a) such acquisition is of all or substantially all the assets of, or Capital Stock in, a Person or division or line of business or other business unit of a Person and relates to the business conducted by the Consolidated Entities as of the date hereof or in a business reasonably related thereto; (b) no Event of Default shall have occurred and be continuing or would result therefrom; (c) all transactions related thereto shall be consummated in accordance with applicable laws; (d) any acquired or newly formed corporation, partnership or limited liability company shall be a Subsidiary and all actions required to be taken, if any, with respect to such acquired or newly formed Subsidiary under Section 5.09 shall have been taken or will be taken within the time periods specified therein; and (e) the Consolidated Entities shall be in compliance, on a pro forma basis after giving effect to such acquisition or formation, with the covenants contained in Sections 6.13, 6.14, 6.15 and 6.16 recomputed as at the last day of the most recently ended fiscal quarter of the Consolidated Entities as if, for the purposes of calculating Consolidated Indebtedness, Consolidated Senior Indebtedness, Consolidated Fixed Charges, Consolidated Net Income, Consolidated Net Worth and Consolidated EBITDA, such acquisition and related financings or other transactions had occurred on the first day of the period for testing such compliance and, if the consideration provided in connection with such acquisition exceeds $10,000,000, then the Borrower shall have delivered to the Administrative Agent an officers' certificate to such effect, together with all financial information as required under Section 5.01(c) for the Person or assets to be acquired.

          "PERMITTED ENCUMBRANCES" means:

          (a) Liens imposed by law for taxes that are not yet due or are being contested in compliance with Section 5.04;

          (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that (i) are not overdue by more than 30 days or (ii) are being contested in compliance with Section 5.04;

          (c) pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations;

          (d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

          (e) judgment liens in respect of judgments that do not constitute an Event of Default under clause (k) of Article VII (and liens securing bonds or letters of credit posted to bond any such judgment); and

          (f) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of any Consolidated Entity;

provided that the term "Permitted Encumbrances" shall not include any Lien securing Indebtedness.

          "PERMITTED INVESTMENTS" means:

          (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

          (b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody's;

          (c) investments in certificates of deposit, banker's acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000;

          (d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above; and

          (e) with respect to a Foreign Subsidiary, securities issued by any foreign government or any political subdivision of any foreign government or any public instrumentality thereof in the jurisdiction of domicile of such Foreign Subsidiary having maturities of not more than six months from the date of acquisition thereof and, at the time of acquisition, having the highest credit rating obtainable from S&P or from Moody's.

          "PERSON" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

          "PLAN" means a Domestic Plan or a Foreign Plan.

          "PLEDGE AGREEMENT" means each pledge agreement delivered by the Parent, the Borrower or any Material Subsidiary to the Administrative Agent, whereby such Person shall grant to the Administrative Agent a first-priority Lien on Indebtedness and Capital Stock held by such Person to secure the Obligations, which, in the case of the Parent, the Borrower and the Material Subsidiaries that are Domestic Subsidiaries, pledge agreement shall be substantially in the form of Exhibit D, as amended, supplemented, restated or otherwise modified from time to time and which, in the case of Material Subsidiaries that are Foreign Subsidiaries, pledge agreement shall be in form and substance reasonably satisfactory to the Administrative Agent and its local counsel.

          "PRIME RATE" means the rate of interest per annum publicly announced from time to time by JPMorgan Chase Bank as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

          "REGISTER" has the meaning set forth in Section 10.04(c).

          "REGULATION D" means Regulation D of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

          "REGULATION T" means Regulation T of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

          "REGULATION U" means Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

          "REGULATION X" means Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

          "RELATED PARTIES" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

          "REQUIRED LENDERS" means, at any time while any Loan or Letter of Credit is outstanding, Lenders having Revolving Credit Exposures representing at least 51% of the total Revolving Credit Exposures at such time and, at any time while no Loan or Letter of Credit is outstanding, Lenders having at least 51% of the total Commitments.

          "RESTRICTED PAYMENT" means (a) any dividend or other distribution (whether in cash, securities or other property), or setting aside of property for any dividend or other distribution, with respect to any Capital Stock of any Consolidated Entity or (b) any payment (whether in cash, securities or other property), or setting aside of property, including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Capital Stock of any Consolidated Entity.

          "REVOLVING CREDIT EXPOSURE" means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender's Revolving Loans and its LC Exposure and Swingline Exposure at such time.

          "REVOLVING LOAN" means a Loan made pursuant to Section 2.03.

          "S&P" means Standard & Poor's.

          "SECURITY AGREEMENT" means each security agreement delivered by the Parent, the Borrower or any Material Subsidiary, whereby such Person shall grant to the Administrative Agent a first-priority Lien on its personal property to secure the Obligations, which security agreement shall be substantially in the form of Exhibit E, as amended, supplemented, restated or otherwise modified from time to time.

          "SECURITY DOCUMENTS" means each Guarantee Agreement, each Security Agreement, each Pledge Agreement and each other security agreement, document and instrument from time to time executed and delivered to the Administrative Agent, pursuant to the terms of the Loan Documents.

          "SENIOR LEVERAGE RATIO" means, on any date, the ratio of (a) Consolidated Senior Indebtedness as of such date to (b) Consolidated EBITDA for the period of four consecutive fiscal quarters of the Consolidated Entities ended on or most recently ended as of such date.

          "SPC" has the meaning assigned to such term in Section 10.04(h).

          "STATUTORY RESERVE RATE" means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by any Governmental Authority with jurisdiction over the Administrative Agent or any Lender (including any branch, affiliate or other funding office thereof making or holding a Loan) for any category of liabilities which includes deposits by reference to which the Base CD Rate or the Adjusted LIBO Rate in respect of any Borrowing is determined. Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

          "SUBROGATION RIGHTS" has the meaning assigned to such term in Article IX.

          "SUBSIDIARY" means, with respect to any Person (the "PARENT") at any date, any corporation, limited liability company, partnership, trust, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, trust, association or other entity (a) of which securities or other ownership or participation interests representing more than 50% of the equity or participation interests or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

          "SUBSIDIARY" means any subsidiary of the Parent or the Borrower (including the CRL Trust and Transaction Co.) and any subsidiary of the Parent or the Borrower created or acquired by the Parent or the Borrower after the date hereof.

          "SWINGLINE EXPOSURE" means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Lender at any time shall be its Applicable Percentage of the total Swingline Exposure at such time.

          "SWINGLINE LENDER" means JPMorgan Chase Bank, in its capacity as lender of Swingline Loans hereunder.

          "SWINGLINE LOAN" means a Loan made pursuant to Section 2.04.

          "SWINGLINE LOAN MATURITY DATE" means the maturity date requested by the Borrower in connection with a Swingline Loan (which date shall in no event be later than the earlier of (a) 30 days after the date of such Borrowing thereof and (b) the Maturity Date).

          "SYNTHETIC LEASE" means any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an operating lease in accordance with GAAP.

          "TAXES" means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

          "THREE-MONTH SECONDARY CD RATE" means, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day is not a Business Day, the next preceding Business
Day) by the Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day) or, if such rate is not so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 a.m., New York City time, on such day (or, if such day is not a Business Day, on the next preceding Business Day) by the Administrative Agent from three negotiable certificate of deposit dealers of recognized standing selected by it.

          "TRANSACTION CO." means CRL Transactions Co., Inc., a Delaware corporation.

          "TRANSACTIONS" means the execution, delivery and performance by each of the Loan Parties of each of the Loan Documents to which it is a party, the borrowing of Loans, the use of the proceeds thereof and the issuance of Letters of Credit hereunder.

          "TRUST SUBORDINATION AGREEMENT" means the Subordination Agreement, dated as of March 31, 2003, among the Administrative Agent, CRL Trust and the Loan Parties, which Subordination Agreement shall be substantially in the form of Exhibit F, as amended, supplemented, restated or otherwise modified from time to time

          "TYPE", when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.

          "UNRESTRICTED LOAN PARTY" means the Borrower and each Wholly-Owned Subsidiary that is a Domestic Subsidiary and a Loan Party.

          "WHOLLY-OWNED SUBSIDIARY" means a Subsidiary all the Capital Stock of which (other than directors' qualifying shares) is owned by the Borrower and/or one or more other Wholly-Owned Subsidiaries.

          "WITHDRAWAL LIABILITY" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

     SECTION 1.02. CLASSIFICATION OF LOANS AND BORROWINGS. For purposes of this Agreement, Loans may be classified and referred to by Class (E.G., a "Revolving Loan") or by Type (E.G., a "Eurodollar Loan") or by Class and Type (E.G., a "Eurodollar Revolving Loan"). Borrowings also may be classified and referred to by Class (E.G., a "Revolving Borrowing") or by Type (E.G., a "Eurodollar Borrowing") or by Class and Type (E.G., a "Eurodollar Revolving Borrowing").

     SECTION 1.03. TERMS GENERALLY. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

     SECTION 1.04. ACCOUNTING TERMS; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; PROVIDED that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

                                   ARTICLE II

                                   THE CREDITS

     SECTION 2.01. COMMITMENTS. Subject to the terms and conditions set forth herein, each Lender agrees to make Revolving Loans to the Borrower from time to time during the Availability Period in an aggregate principal amount that will not result in such Lender's Revolving Credit Exposure exceeding such Lender's Commitment. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Revolving Loans.

     SECTION 2.02. LOANS AND BORROWINGS. (a) Each Revolving Loan shall be made as part of a Borrowing consisting of Revolving Loans made by the Lenders ratably in accordance with their respective Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; PROVIDED that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender's failure to make Loans as required.

          (b) Subject to Section 2.13, each Revolving Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request in accordance herewith. Each Swingline Loan shall be an ABR Loan. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; PROVIDED that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

          (c) At the commencement of each Interest Period for any Eurodollar Borrowing, such Borrowing shall be in an aggregate amount that is not less than $1,000,000 and an integral multiple of $100,000. At the time that each ABR Revolving Borrowing is made, such Borrowing shall be in an aggregate amount that is not less than $500,000; PROVIDED that an ABR Revolving Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Commitments or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(e). Each Swingline Borrowing shall be in an amount that is not less than $100,000. Borrowings of more than one Type and Class may be outstanding at the same time; PROVIDED that there shall not at any time be more than an aggregate total of ten Eurodollar Borrowings and Swingline Borrowings outstanding.

          (d) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

     SECTION 2.03. REQUESTS FOR REVOLVING BORROWINGS. To request a Revolving Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

               (i)   the aggregate amount of the requested Borrowing;

               (ii)  the date of such Borrowing, which shall be a Business Day;

               (iii) whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;

               (iv) in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term "Interest Period"; and

               (v) the location and number of the Borrower's account to which funds are to be disbursed, which shall comply with the requirements of
     Section 2.06.

If no election as to the Type of Revolving Borrowing is specified, then the requested Revolving Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month's duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender's Loan to be made as part of the requested Borrowing.

     SECTION 2.04. SWINGLINE LOANS. (a) Subject to the terms and conditions set forth herein, the Swingline Lender agrees to make Swingline Loans to the Borrower from time to time during the Availability Period, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swingline Loans exceeding $5,000,000 or (ii) the total Revolving Credit Exposures exceeding the total Commitments; PROVIDED that no Swingline Loan shall be made or requested to refinance an outstanding Swingline Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Swingline Loans.

          (b) To request a Swingline Loan, the Borrower shall notify the Administrative Agent of such request by telephone (confirmed by telecopy), not later than 2:00 p.m., New York City time, on the day of a proposed Swingline Loan. Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day) and amount of the requested Swingline Loan. The Administrative Agent will promptly advise the Swingline Lender of any such notice received from the Borrower. The Swingline Lender shall make each Swingline Loan available to the Borrower by means of a credit to the general deposit account of the Borrower with the Swingline Lender (or, in the case of a Swingline Loan made to finance the reimbursement of an LC Disbursement as provided in Section 2.05(e), by remittance to the Issuing Bank) by 3:00 p.m., New York City time, on the requested date of such Swingline Loan.

          (c) The Swingline Lender may by written notice given to the Administrative Agent not later than 10:00 a.m., New York City time, on any Business Day require the Lenders to acquire participations on such Business Day in all or a portion of the Swingline Loans outstanding. Such notice shall specify the aggregate amount of Swingline Loans in which Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Lender, specifying in such notice such Lender's Applicable Percentage of such Swingline Loan or Loans. Each Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the Swingline Lender, such Lender's Applicable Percentage of such Swingline Loan or Loans. Each Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.06 with respect to Loans made by such Lender (and Section
2.06 shall apply, MUTATIS MUTANDIS, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Lenders. The Administrative Agent shall notify the Borrower of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from the Borrower (or other party on behalf of the Borrower) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Borrower of any default in the payment thereof.

     SECTION 2.05. LETTERS OF CREDIT. (a) GENERAL. Subject to the terms and conditions set forth herein, the Borrower may request the issuance of Letters of Credit for its own account, in a form reasonably acceptable to the Administrative Agent and the Issuing Bank, at any time and from time to time during the Availability Period. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, the Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

          (b) NOTICE OF ISSUANCE, AMENDMENT, RENEWAL, EXTENSION; CERTAIN CONDITIONS. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Bank) to the Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the Issuing Bank, the Borrower also shall submit a letter of credit application on the Issuing Bank's standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the LC Exposure shall not exceed $20,000,000 and (ii) the total Revolving Credit Exposures shall not exceed the total Commitments.

          (c) EXPIRATION DATE. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date not later than one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is five Business Days prior to the Maturity Date.

          (d) PARTICIPATIONS. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank or the Lenders, the Issuing Bank hereby grants to each Lender, and each Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Lender's Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, such Lender's Applicable Percentage of each LC Disbursement made by the Issuing Bank and not reimbursed by the Borrower on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the Borrower for any reason. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

          (e) REIMBURSEMENT. If the Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 12:00 noon, New York City time, on the date that such LC Disbursement is made, if the Borrower shall have received notice of such LC Disbursement prior to 10:00 a.m., New York City time, on such date, or, if such notice has not been received by the Borrower prior to such time on such date, then not later than 12:00 noon, New York City time, on the Business Day immediately following the day that the Borrower receives such notice, if such notice is not received prior to such time on the day of receipt; PROVIDED that the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 or 2.04 that such payment be financed with an ABR Revolving Borrowing or Swingline Loan in an equivalent amount and, to the extent so financed, the Borrower's obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Borrowing or Swingline Loan. If the Borrower fails to make such payment when due, the Administrative Agent shall notify each Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Lender's Applicable Percentage thereof. Promptly following receipt of such notice, each Lender shall pay to the Administrative Agent its Applicable Percentage of the payment then due from the Borrower, in the same manner as provided in Section 2.06 with respect to Loans made by such Lender (and Section 2.06 shall apply, MUTATIS MUTANDIS, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the Issuing Bank the amounts so received by it from the Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the Issuing Bank or, to the extent that Lenders have made payments pursuant to this paragraph to reimburse the Issuing Bank, then to such Lenders and the Issuing Bank as their interests may appear. Any payment made by a Lender pursuant to this paragraph to reimburse the Issuing Bank for any LC Disbursement (other than the funding of ABR Revolving Loans or a Swingline Loan as contemplated above) shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.

          (f) OBLIGATIONS ABSOLUTE. The Borrower's obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower's obligations hereunder. Neither the Administrative Agent, the Lenders nor the Issuing Bank, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank; PROVIDED that the foregoing (including the first sentence of this paragraph (f)) shall not be construed to excuse the Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by the Issuing Bank's failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the Issuing Bank (as finally determined by a court of competent jurisdiction), the Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

          (g) DISBURSEMENT PROCEDURES. The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall promptly notify the Administrative Agent and the Borrower by telephone (confirmed by telecopy) of such demand for payment and whether the Issuing Bank has made or will make an LC Disbursement thereunder; PROVIDED that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the Issuing Bank and the Lenders with respect to any such LC Disbursement.

          (h) INTERIM INTEREST. If the Issuing Bank shall make any LC Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date repayment of such LC Disbursement is due in accordance with
Section 2.05(e), the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is due to but excluding the date that the Borrower reimburses such LC Disbursement, at the rate per annum then applicable to ABR Revolving Loans. Interest accrued pursuant to this paragraph shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to paragraph (e) of this Section to reimburse the Issuing Bank shall be for the account of such Lender to the extent of such payment.

          (i) REPLACEMENT OF THE ISSUING BANK. The Issuing Bank may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Lenders of any such replacement of the Issuing Bank. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to
Section 2.11(b). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term "Issuing Bank" shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

          (j) CASH COLLATERALIZATION. If any Event of Default shall occur and be continuing, on the Business Day that the Borrower receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Lenders with LC Exposure representing greater than 50% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, the Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders, an amount in cash equal to the LC Exposure as of such date plus any accrued and unpaid interest thereon; PROVIDED that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in clause (h) or (i) of
Article VII. Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the Obligations with respect to Letters of Credit under this Agreement. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrower's risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Lenders with LC Exposure representing greater than 50% of the total LC Exposure), be applied to satisfy other obligations of the Borrower under this Agreement. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid), together with any interest amount thereon, shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived.

     SECTION 2.06. FUNDING OF BORROWINGS. (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders; PROVIDED that Swingline Loans shall be made as provided in Section 2.04. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower maintained with the Administrative Agent in New York City and designated by the Borrower in the applicable Borrowing Request; PROVIDED that ABR Revolving Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.05(e) shall be remitted by the Administrative Agent to the Issuing Bank.

          (b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at
(i) in the case of such Lender, the lesser of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to the relevant Borrowing. If any such amount required to be paid by any Lender is not in fact made available to the Administrative Agent within three Business Days following the date upon which such Lender receives notice from the Administrative Agent, the Administrative Agent shall be entitled to recover from such Lender, on demand, such amount with interest thereon calculated from such due date at the rate set forth in the preceding sentence plus 3%. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Loan included in such Borrowing.

     SECTION 2.07. INTEREST ELECTIONS. (a) Each Revolving Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section shall not apply to Swingline Borrowings, which may not be converted or continued.

          (b) To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Revolving Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the Borrower.

          (c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

               (i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

               (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

               (iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

               (iv) if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term "Interest Period".

If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month's duration.

          (d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender's portion of each resulting Borrowing.

          (e) If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing (i) no outstanding Revolving Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

     SECTION 2.08. TERMINATION AND REDUCTION OF COMMITMENTS. (a) Unless previously terminated, the Commitments shall terminate on the Maturity Date.

          (b) The Borrower may at any time terminate, or from time to time reduce, the Commitments; PROVIDED that (i) each reduction of the Commitments shall be in an amount that is an integral multiple of $100,000 and not less than $1,000,000 and (ii) the Borrower shall not terminate or reduce the Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.10, the Revolving Credit Exposures would exceed the total Commitments.

          (c) The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any written notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; PROVIDED that a notice of termination of the Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments shall be permanent. Each reduction of the Commitments shall be made ratably among the Lenders in accordance with their respective Commitments.

     SECTION 2.09. REPAYMENT OF LOANS; EVIDENCE OF DEBT. (a) The Borrower hereby unconditionally promises to pay on the Maturity Date to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Revolving Loan. The Borrower hereby unconditionally promises to pay to the Swingline Lender the then unpaid principal amount of each Swingline Loan on the Swingline Loan Maturity Date; PROVIDED that on each date that a Revolving Borrowing is made, the Borrower shall repay all Swingline Loans then outstanding.

          (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

          (c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof.

          (d)  The entries made in the accounts maintained pursuant to paragraph
(b) or (c) of this Section shall be PRIMA FACIE evidence of the existence and amounts of the obligations recorded therein; PROVIDED that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

          (e) Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

     SECTION 2.10. PREPAYMENT OF LOANS. (a) Subject to Section 2.15, the Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to prior notice in accordance with paragraph (b) of this Section.

          (b) The Borrower shall notify the Administrative Agent (and, in the case of prepayment of a Swingline Loan, the Swingline Lender) by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of prepayment, (ii) in the case of prepayment of an ABR Revolving Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of prepayment or (iii) in the case of prepayment of a Swingline Loan, not later than 12:00 noon, New York City time, on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; PROVIDED that, if a notice of prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.08, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.08. Promptly following receipt of any such notice relating to a Revolving Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Revolving Borrowing shall be in an amount that would be permitted in the case of an advance of a Revolving Borrowing of the same Type as provided in Section 2.02. Each prepayment of a Revolving Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.12.

     SECTION 2.11. FEES. (a) The Borrower agrees to pay to the Administrative Agent for the account of each Lender a commitment fee, which shall accrue at the Applicable Rate on the average daily unused amount of the Commitment of such Lender during the period from and including the Effective Date to but excluding the date on which such Commitment terminates. Accrued commitment fees shall be payable in arrears on the last day of March, June, September and December of each year and on the date on which the Commitments terminate, commencing on the first such date to occur after the date hereof. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). For purposes of this Section 2.11(a), the unused amount of the Commitment of any Lender shall be deemed to be the excess of (i) the aggregate Commitment of such Lender over (ii) the aggregate Revolving Credit Exposure of such Lender (exclusive of Swingline Exposure).

          (b) The Borrower agrees to pay (i) to the Administrative Agent for the account of each Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at the same Applicable Rate as interest on Eurodollar Loans on the average daily amount of such Lender's LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Lender's Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and (ii) to the Issuing Bank a fronting fee, which shall accrue at the rate or rates per annum separately agreed upon between the Borrower and the Issuing Bank on the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date of termination of the Commitments and the date on which there ceases to be any LC Exposure, as well as the Issuing Bank's standard fees with respect to the issuance, administration, amendment, payment, negotiation, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the third Business Day following such last day, commencing on the first such date to occur after the Effective Date; PROVIDED that all such fees shall be payable on the date on which the Commitments terminate and any such fees accruing after the date on which the Commitments terminate shall be payable on demand. Any other fees payable to the Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

          (c) The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent.

          (d) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to the Issuing Bank, in the case of fees payable to it) for distribution, in the case of commitment fees and participation fees, to the Lenders. Fees paid shall not be refundable under any circumstances.

     SECTION 2.12. INTEREST. (a) The Loans comprising each ABR Borrowing (including each Swingline Loan) shall bear interest at the Alternate Base Rate.

          (b) The Loans comprising each Eurodollar Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

          (c) Notwithstanding the foregoing, immediately upon the occurrence of an Event of Default under Article VII(a), (b), (h) or (i), and in all other cases at the option of the Required Lenders which may be exercised following the occurrence of any other Event of Default, the Loans (and, to the extent permitted by law, overdue interest, fees and other amounts) shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section and (ii) in the case of overdue interest, fees and other amounts, 2% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section.

          (d) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of Revolving Loans, upon termination of the Commitments; PROVIDED that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

          (e) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate, Adjusted LIBO Rate or LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

     SECTION 2.13. ALTERNATE RATE OF INTEREST. If prior to the commencement of any Interest Period for a Eurodollar Borrowing:

          (a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period; or

          (b) the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Revolving Borrowing to, or continuation of any Revolving Borrowing as, a Eurodollar Borrowing shall be ineffective and (ii) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing.

     SECTION 2.14.   INCREASED COSTS. (a) If any Change in Law shall:

               (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or the Issuing Bank; or

               (ii) impose on any Lender or the Issuing Bank or the London interbank market any other condition affecting this Agreement or Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Loan (or of maintaining its obligation to make any Loan) or to increase the cost to such Lender or the Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or the Issuing Bank hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered. Nothing in this Section 2.14(a) shall override the provisions of Section 2.16.

          (b) If any Lender or the Issuing Bank determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's or the Issuing Bank's capital or on the capital of such Lender's or the Issuing Bank's holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the Issuing Bank, to a level below that which such Lender or the Issuing Bank or such Lender's or the Issuing Bank's holding company could have achieved but for such Change in Law (taking into consideration such Lender's or the Issuing Bank's policies and the policies of such Lender's or the Issuing Bank's holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender's or the Issuing Bank's holding company for any such reduction suffered.

          (c) A certificate of a Lender or the Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or the Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender or the Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

          (d) Failure or delay on the part of any Lender or the Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's or the Issuing Bank's right to demand such compensation; PROVIDED that the Borrower shall not be required to compensate a Lender or the Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 270 days prior to the date that such Lender or the Issuing Bank, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender's or the Issuing Bank's intention to claim compensation therefor; PROVIDED FURTHER that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof.

     SECTION 2.15. BREAK FUNDING PAYMENTS. In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow any Eurodollar Loan, continue as a Eurodollar Loan or prepay any Eurodollar Revolving Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.10(b) and is revoked in accordance therewith) or (d) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.18, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. Such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the Eurodollar market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

     SECTION 2.16. TAXES. (a) Any and all payments by or on account of any Obligation shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; PROVIDED that if any Loan Party shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then
(i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, a Lender or Issuing Bank (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Loan Party shall make such deductions and
(iii) such Loan Party shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

          (b) In addition, the applicable Loan Party shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

          (c) Each Loan Party shall indemnify the Administrative Agent, each Lender and the Issuing Bank, within 30 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent, such Lender or the Issuing Bank, as the case may be, on or with respect to any payment by or on account of any Obligation (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 2.16) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority; PROVIDED, HOWEVER, that such Loan Party shall not be obligated to make payment to the Administrative Agent, any Lender or the Issuing Bank pursuant to this Section 2.16 in respect of penalties, interest or other liabilities attributable to any Indemnified Taxes or Other Taxes, if (i) written demand for such payment has not been made by the Administrative Agent, Lender or Issuing Bank within 90 days from the date on which such party knew of the imposition of Indemnified Taxes or Other Taxes by the relevant Governmental Authority or (ii) such penalties, interest or other liabilities are attributable to the gross negligence or willful misconduct of the Administrative Agent, Lender or Issuing Bank, as the case may be. After the Administrative Agent, Lender or the Issuing Bank learns of the imposition of Indemnified Taxes or Other Taxes, such party will act in good faith to promptly notify the applicable Loan Party of its obligations hereunder. A certificate as to the amount of such payment or liability delivered to the applicable Loan Party by a Lender or the Issuing Bank, or by the Administrative Agent on its own behalf or on behalf of a Lender or the Issuing Bank, shall be conclusive absent manifest error.

          (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by a Loan Party to a Governmental Authority, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

          (e) If the Administrative Agent, any Lender or the Issuing Bank shall become aware that it is entitled to receive a refund from a relevant Governmental Authority in respect of Indemnified Taxes or Other Taxes as to which it has been indemnified by a Loan Party pursuant to this Section 2.16, it shall promptly notify such Loan Party of the availability of such refund and shall, within 90 days after receipt of a request by such Loan Party (whether as a result of notification that it has made to such Loan Party or otherwise), make a claim to such Governmental Authority for such refund at such Loan Party's expense. If the Administrative Agent, any Lender or the Issuing Bank receives a refund in respect of any Indemnified Taxes or Other Taxes as to which it has been indemnified by a Loan Party pursuant to this Section 2.16, or with respect to which a Loan Party has paid additional amounts pursuant to this Section 2.16, it shall promptly notify such Loan Party of such refund and shall within 90 days from the date of receipt of such refund pay over the amount of such refund (including any interest paid or credited by the relevant Governmental Authority with respect to such refund) to such Loan Party (but only to the extent of indemnity payments made, or additional amounts paid, by such Loan Party under this Section 2.16 with respect to the Indemnified Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent, Lender or the Issuing Bank; PROVIDED, HOWEVER, that such Loan Party, upon the request of such party, agrees to repay the amount paid over to such Loan Party (plus penalties, interest or other charges due to the appropriate Governmental Authority in connection therewith) to such party in the event such party is required to repay such refund to such Governmental Authority.

          (f) If any Loan Party determines in good faith that a reasonable basis exists for contesting the imposition of Taxes with respect to a Lender, the Administrative Agent or the Issuing Bank, the relevant Lender, the Administrative Agent or the Issuing Bank, as the case may be, shall cooperate with such Loan Party in challenging such Taxes at such Loan Party's expense if requested by such Loan Party.

          (g) The Administrative Agent, any Lender and the Issuing Bank shall use reasonable efforts to comply timely with any certification, identification, information, documentation or other reporting requirements if such compliance is required by law, regulation, administrative practice or an applicable treaty as a precondition to exemption from, or reduction in the rate of, deduction or withholding of any Indemnified Taxes or Other Taxes for which the any Loan Party is required to pay any additional amounts payable to or for the account of the Administrative Agent, any Lender and the Issuing Bank pursuant to this Section 2.16; PROVIDED that complying with such requirements would not be materially more onerous (in form, in procedure or in the substance of information disclosed) to the Administrative Agent, any Lender and the Issuing Bank than complying with the comparable information or other reporting requirements imposed under U.S. tax law, regulations and administrative practice.

          (h) Each Foreign Lender, before it signs and delivers this Agreement (in the case of each Foreign Lender listed on the signature pages hereof) or becomes a Lender (in the case of each other Foreign Lender), and from time to time thereafter, before the date any such form expires or becomes obsolete or invalid, shall provide the Borrower and the Administrative Agent with Internal Revenue Service form W-8BEN or W-8ECI in duplicate, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Lender is entitled to benefits under an income tax treaty to which the United States is a party that exempts the Lender from United States withholding tax or reduces the rate of withholding tax on payments of interest for the account of such Lender or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of such Lender's trade or business in the United States and exempt from United States withholding tax.

          (i) For any period with respect to which a Foreign Lender has failed to provide the Borrower or the Administrative Agent with the appropriate form as required by Section 2.16(g) (whether or not such Lender is lawfully able to do so, unless such failure is due to a change in treaty, law or regulation occurring subsequent to the date on which such form originally was required to be provided), such Lender shall not be entitled to indemnification under Section 2.16(a) or (b) with respect to Indemnified Taxes; PROVIDED that if a Foreign Lender, otherwise exempt from or subject to a reduced rate of withholding tax, becomes subject to United States withholding taxes because of its failure to deliver a form required hereunder, the applicable Loan Party shall take such steps as such Lender shall reasonably request to assist such Lender to recover such taxes at the Lender's expense.

     SECTION 2.17. PAYMENTS GENERALLY; PRO RATA TREATMENT; SHARING OF SET-OFFS. (a) Each Loan Party shall make each payment required to be made by it hereunder or under any other Loan Document (whether of principal, interest, fees or reimbursement of LC

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Disbursements, or of amounts payable under Section 2.14, 2.15 or 2.16, or otherwise) prior to 12:00 noon, New York City time, on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at 270 Park Avenue, New York, New York, except payments to be made directly to the Issuing Bank or Swingline Lender as expressly provided herein and except that payments pursuant to Sections 2.14, 2.15, 2.16 and 10.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in dollars.

          (b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

          (c) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Revolving Loans or participations in LC Disbursements or Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Loans and participations in LC Disbursements and Swingline Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Revolving Loans and participations in LC Disbursements and Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Loans and participations in LC Disbursements and Swingline Loans; PROVIDED that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and
(ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

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

          (d) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Bank hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Bank, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the lesser of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. If any such amount required to be paid by any Lender or the Issuing Bank is not in fact made available to the Administrative Agent within three Business Days following the date upon which such Lender or Issuing Bank receives notice from the Administrative Agent, the Administrative Agent shall be entitled to recover from such Lender or Issuing Bank, on demand, such amount with interest thereon calculated from such due date at the rate set forth in the preceding sentence plus 3%.

          (e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.04(c), 2.05(d) or (e), 2.06(b) or 2.17(d), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender's obligations under such Sections until all such unsatisfied obligations are fully paid. Any amounts so applied shall nevertheless discharge the obligations of the Borrower to such Lender to the extent of such application.

     SECTION 2.18. MITIGATION OBLIGATIONS; REPLACEMENT OF LENDERS. (a) If any Lender requests compensation under Section 2.14, or if any Loan Party is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.14 or 2.16, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. Each Loan Party hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment; the mere existence of such costs and expenses shall not be deemed to be disadvantageous to such Lender.

          (b) If any Lender requests compensation under Section 2.14, or if any Loan Party is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, or if any Lender defaults in its obligation to fund Loans hereunder, then the applicable Loan Party may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 10.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee shall be identified to such Lender by the applicable Loan Party and may be another Lender, if a Lender accepts such assignment); PROVIDED that (i) such Loan Party shall have received the prior written consent of the Administrative Agent (and, if a Commitment is being assigned, the Issuing Bank and the Swingline Lender), (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or such Loan Party (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.14 or payments required to be made pursuant to Section 2.16, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling such Loan Party to require such assignment and delegation cease to apply.

     SECTION 2.19. ADDITIONAL LENDERS. Subject to the consent of the Administrative Agent, the Issuing Bank and the Swingline Lender, until June 30, 2003, the Borrower may request that the existing Lenders increase their respective Commitments and/or that additional Lenders be added to this Agreement until such time as the aggregate Commitments are equal to $125,000,000. Each existing Lender shall have the right (but not the obligation) to increase its Commitment based on its Applicable Percentage (with a pro rata right of overallotment extended to the existing Lenders) on the same terms and conditions being offered to any additional Lenders. Schedule 2.01 shall be automatically amended to reflect any existing Lender's increased Commitment. By its signature of a counterpart hereof (and subsequent to its delivery of a completed Administrative Questionnaire to the Administrative Agent), each additional Lender shall be a "Lender" for all purposes hereunder and Schedule 2.01 shall be automatically amended to reflect such additional Lender's Commitment. Upon increasing its Commitment or becoming a "Lender" hereunder, each Lender shall automatically be responsible for its Applicable Percentage of the Revolving Credit Exposure and shall pay to the Administrative Agent its Applicable Percentage of the Revolving Loans which shall then be applied to prepay amounts outstanding to the other Lenders in accordance with Section 2.09 and subject to compensation of the Lenders pursuant to Section 2.14.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

     Each of the Parent and the Borrower represents and warrants to the Lenders (as to itself and its subsidiaries) that:

     SECTION 3.01. ORGANIZATION; POWERS. Each of the Consolidated Entities is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to own or lease its property and to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required. Schedule 3.01 sets forth the correct and complete list of each Subsidiary, as of the date hereof, indicating (a) its jurisdiction of organization, (b) its ownership (by holder and percentage interest), (c) its business and primary geographic scope of operation and (d) whether such Subsidiary is a Material Subsidiary.

     SECTION 3.02. AUTHORIZATION; ENFORCEABILITY. The Transactions to be entered into by each Loan Party are within such Loan Party's corporate partnership, limited liability company or trust powers and have been duly authorized by all necessary corporate and, if required, stockholder, partner, member or beneficiary action. Each Loan Document to which any Loan Party is a party has been duly executed and delivered by such Loan Party and constitutes a legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting creditors' rights generally, general principles of equity, regardless of whether considered in a proceeding in equity or at law and an implied covenant of good faith and fair dealing.

     SECTION 3.03. GOVERNMENTAL APPROVALS; NO CONFLICTS. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect or those which the failure to obtain or make could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of any Consolidated Entity or any order or decree of any Governmental Authority binding on or affecting any Consolidated Entity where such violation of such order or decree, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon any Consolidated Entity or any of its assets, or give rise to a right thereunder to require any payment to be made by any Consolidated Entity, where such violation or result, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, and (d) will not result in the creation or imposition of any Lien on any asset of any Consolidated Entity, except pursuant to the terms of any Loan Document.

     SECTION 3.04. FINANCIAL CONDITION; NO MATERIAL ADVERSE CHANGE. (a) The Borrower has heretofore furnished to the Lenders the consolidated and consolidating balance sheets of the Consolidated Entities and the related statements of income, stockholders equity and cash flows (i) as of and for the fiscal years ended December 25, 1999, December 30, 2000 and December 29, 2001 reported on by PriceWaterhouseCoopers LLP, independent public accountants, and
(ii) as of and for the fiscal year ended December 28, 2002. Such financial statements present fairly, in all material respects, the financial condition and results of operations and cash flows of the Consolidated Entities as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (ii) above.

          (b) Since December 29, 2001, there has been no change that could reasonably be expected to have a Material Adverse Effect.

     SECTION 3.05. PROPERTIES. (a) Each of the Consolidated Entities has good title to, or valid leasehold interests in, all its real and personal property material to its business reflected in the financial statements described in Section 3.04, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes or to the extent that the failure to do so, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

          (b) Each of the Consolidated Entities owns, or is licensed to use, all trademarks, tradenames, service marks, service names, copyrights, patents, domain names and other intellectual property material to its business to the extent that the failure to do so, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, and, to the knowledge of the Consolidated Entities, the use thereof by the Consolidated Entities does not infringe upon the rights of any other Person, and, to the knowledge of Consolidated Entities, no Person has infringed upon the rights of the Consolidated Entities thereto where such infringement, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

     SECTION 3.06. LITIGATION AND ENVIRONMENTAL MATTERS. (a) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of any Consolidated Entities, threatened against or affecting any Consolidated Entities (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters) or (ii) that involve this Agreement, any other Loan Document or the Transactions.

          (b) Except for the Disclosed Matters and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, no Consolidated Entity (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law,
(ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

          (c) Since the date of this Agreement, there has been no change in the status of the Disclosed Matters that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.

     SECTION 3.07. COMPLIANCE WITH LAWS AND AGREEMENTS. Each of the Consolidated Entities is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.

     SECTION 3.08. INVESTMENT AND HOLDING COMPANY STATUS. No Consolidated Entity is (a) required to register as an "investment company" as such term is defined in the Investment Company Act of 1940, as amended, or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935, as amended.

     SECTION 3.09. TAXES. Each of the Consolidated Entities has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the applicable Consolidated Entity has set aside on its books adequate reserves in conformity with GAAP or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

     SECTION 3.10. ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $30,000,000 the fair market value of the assets of such Plan, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $30,000,000 the fair market value of the assets of all such underfunded Plans.

     SECTION 3.11. DISCLOSURE. Each of the Parent and the Borrower has disclosed to the Lenders all agreements, instruments and corporate or other restrictions to which any Consolidated Entity is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. Neither the Information Memorandum nor any of the other reports, financial statements, certificates or other information furnished by or on behalf of any Consolidated Entity to the Administrative Agent or any Lender in connection with the negotiation of this Agreement and the other Loan Documents or delivered hereunder or thereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; PROVIDED that, with respect to projected financial information, each of the Parent and the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

     SECTION 3.12. SECURITY DOCUMENTS. The Security Documents are effective to create in favor of the Administrative Agent for its benefit and the ratable benefit of the Lenders a legal, valid and enforceable perfected first-priority Lien on the Collateral as security for the Obligations.

     SECTION 3.13. FEDERAL RESERVE REGULATIONS. (a) No Consolidated Entity is engaged principally, or as one of its important activities, in the business of extending credit for the purposes of buying or carrying Margin Stock (as defined under Regulation U).

          (b) No part of the proceeds of any Loan, and no Letter of Credit, will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose that entails a violation of, or that is inconsistent with, the provisions of the Regulations of the Board, including Regulation T, U or X.

     SECTION 3.14. SOLVENCY. Immediately after the consummation of the Transactions (a) the fair value of the assets of each Loan Party at a fair valuation will exceed its debts and liabilities, subordinated, contingent or otherwise; (b) the present fair saleable value of the property of each Loan Party will be greater than the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured, considering all financing alternatives and potential asset sales reasonably available to such Loan Party; (c) each Loan Party will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, considering all financing alternatives and potential asset sales reasonably available to such Loan Party; and (d) each Loan Party will not have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted following the Effective Date.

                                   ARTICLE IV

                                   CONDITIONS

     SECTION 4.01. EFFECTIVE DATE. The obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 10.02):

          (a) The Administrative Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

          (b) The Administrative Agent (or its counsel) shall have received from each Material Subsidiary other than CRL Trust and Transaction Co. that is a Domestic Subsidiary either (i) a counterpart of a Guarantee Agreement signed on behalf of such party or (ii) written evidence reasonably satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of the Guarantee Agreement) that such party has signed a counterpart of a Guarantee Agreement.

          (c) The Administrative Agent (or its counsel) shall have received from each of the Parent, the Borrower and each Material Subsidiary other than CRL Trust that is a Domestic Subsidiary either (i) a counterpart of each Security Document other than a Guarantee Agreement and a Pledge Agreement signed on behalf of such party or (ii) written evidence reasonably satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of such Security Document) that such party has signed a counterpart of such Security Document.

          (d) The Administrative Agent (or its counsel) shall have received from each Loan Party and each Material Subsidiary other than CRL Trust and Charles River Laboratories Holding SAS either (i) a counterpart of a Pledge Agreement signed on behalf of such party or (ii) written evidence reasonably satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of a Pledge Agreement) that such party has signed a counterpart of a Pledge Agreement.

          (e) The Administrative Agent shall have received all documents and instruments, including Uniform Commercial Code financing statements required by law or reasonably requested by the Administrative Agent to be filed, registered or recorded so that the Administrative Agent, for its benefit and the ratable benefit of the Lenders, shall have a legal, valid and enforceable perfected first-priority Lien on the Collateral. The Administrative Agent shall have conducted searches of the Uniform Commercial Code (or equivalent) filings made with respect to the Loan Parties and evidence that all Liens indicated by such filings not otherwise permitted hereunder shall have terminated pursuant to appropriate release documentation. The Administrative Agent shall have received available certificates or other instruments representing all Indebtedness and Capital Stock constituting Collateral, together with instruments of transfer with respect thereto endorsed in blank.

          (f) The Administrative Agent (or its counsel) shall have received from the CRL Trust and each Unrestricted Loan Party either (i) a counterpart of the Trust Subordination Agreement signed on behalf of each such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Agreement) that each such party has signed a counterpart of the Trust Subordination Agreement and all Indebtedness of each Unrestricted Loan Party to the CRL Trust shall constitute "Consolidated Subordinated Indebtedness."

          (g) The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of Davis Polk & Wardell, special New York counsel for the Consolidated Entities, and Dennis Shaughnessy, Esq., General Counsel for the Consolidated Entities, substantially in the form of Exhibit B-1 and Exhibit B-2, respectively, in each such case covering such matters relating to the Loan Parties, the Loan Documents or the Transactions as the Required Lenders shall reasonably request. The Borrower hereby requests such counsel to deliver such opinion.

          (h) The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Loan Parties, the authorization of the Transactions and any other legal matters relating to the Loan Parties, the Loan Documents or the Transactions, all in form and substance satisfactory to the Administrative Agent and its counsel.

          (i) The Lenders shall have been satisfied with the organizational, capital and legal structure of the Consolidated Entities. The Administrative Agent shall have received evidence of termination and repayment of all Indebtedness of the Consolidated Entities in existence on the Effective Date not permitted under Section 6.01.

          (j) The Administrative Agent shall have received a certificate, dated the Effective Date and signed by the President, a Vice President or the Financial Officer of the Borrower, confirming compliance with the conditions set forth in paragraphs (a) and (b) of Section 4.02.

          (k) The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder.

          (l) All consents and approvals necessary to be obtained from any Governmental Authority or other Person in connection with the financing contemplated hereby and the continuing operation of the Consolidated Entities shall have been obtained and be in full force and effect.

The Administrative Agent shall notify the Borrower and the Lenders of the Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 10.02) at or prior to 3:00 p.m., New York City time, on March 31, 2003 or at such other time as mutually extended (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time).

     SECTION 4.02. EACH CREDIT EVENT. The obligation of each Lender to make a Loan on the occasion of any Borrowing, and of the Issuing Bank to issue, amend, renew or extend any Letter of Credit, is subject to the satisfaction of the following conditions:

          (a) The representations and warranties set forth in this Agreement and the other Loan Documents shall be true and correct in all material respects (if not qualified as to materiality or Material Adverse Effect) or in any respect (if so qualified) on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable.

          (b) At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing and there shall be no laws, rules, regulations or orders that would cause the making or maintaining of such Loan or such Letter of Credit to be unlawful or otherwise unenforceable.

Each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in paragraphs (a) and
(b) of this Section.

                                    ARTICLE V

                              AFFIRMATIVE COVENANTS

     Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired or terminated (or cash collateralized to the satisfaction of the Administrative Agent) and all LC Disbursements shall have been reimbursed, each of the Parent and the Borrower (as to itself and its subsidiaries) covenants and agrees with the Lenders that:

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     SECTION 5.01.   FINANCIAL STATEMENTS AND OTHER INFORMATION. The Parent and
the Borrower will furnish to the Administrative Agent and each Lender:

          (a) within 90 days after the end of each fiscal year of the Consolidated Entities, its audited consolidated and unaudited consolidating balance sheets of the Consolidated Entities and related statements of operations, stockholders' equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures as of the end of and for the previous fiscal year, all such consolidated financial statements being reported on by PriceWaterhouseCoopers LLP or other independent public accountants of recognized national standing (without a "going concern" or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Consolidated Entities on a consolidated basis in accordance with GAAP consistently applied and certified by its Financial Officer as presenting fairly in all material respects the financial condition and results of operations of the Consolidated Entities in accordance with GAAP consistently applied;

          (b) within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Consolidated Entities, its consolidated and consolidating balance sheets of the Consolidated Entities and related statements of operations, stockholders' equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding date or period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by its Financial Officer as presenting fairly in all material respects the financial condition and results of operations of the Consolidated Entities in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

          (c) prior to the consummation of a Permitted Acquisition (or, if the aggregate consideration paid for such Permitted Acquisition is less than $10,000,000, within 30 days thereafter), the audited or, if unavailable, the unaudited balance sheets of the acquired Person (or part thereof) as of the most recently ended calendar quarter and related statements of income and cash flows for the most recently ended four calendar quarters and, if available, for the calendar months ended in the calendar quarter during which such Permitted Acquisition occurs;

          (d) concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate of its Financial Officer (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Sections 6.13, 6.14, 6.15 and 6.16 and (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 3.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

          (e) concurrently with any delivery of financial statements under clause (a) above, a certificate of the accounting firm that reported on such financial statements stating whether they obtained knowledge during the course of their examination of such financial

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statements of any Default (which certificate may be limited to the extent required by accounting rules or guidelines);

          (f) within 90 days after the end of each fiscal year of the Consolidated Entities, a copy of the management prepared budget (prepared on a consolidated, consolidating and business segment basis), for the then current fiscal year, and accompanied by a description of the material assumptions used in making such budget, in each case, certified by its Financial Officer;

          (g) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements, registration statements and other materials filed by any Consolidated Entity with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed by any Consolidated Entity to its shareholders generally, as the case may be; and

          (h) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of any Consolidated Entity, or compliance with the terms of this Agreement, as the Administrative Agent or any Lender may reasonably request.

     SECTION 5.02. NOTICES OF MATERIAL EVENTS. The Parent and the Borrower will furnish to the Administrative Agent and each Lender prompt written notice of the following:

          (a)  the occurrence of any Default;

          (b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting any Consolidated Entity or any Affiliate thereof that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

          (c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Consolidated Entities in an aggregate amount exceeding $2,500,000; and

          (d) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of its Financial Officer or other executive officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

     SECTION 5.03. EXISTENCE; CONDUCT OF BUSINESS. Each Consolidated Entity will do or cause to be done all things necessary to preserve, renew and keep in full force and effect (i) its legal existence and (ii) the rights, licenses, permits, privileges and franchises material to the conduct of its business (except, in the case of this clause (ii), where failure to do so could not reasonably be expected to result in a Material Adverse Effect); PROVIDED that the foregoing shall

                                       46
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not prohibit any merger, consolidation, liquidation, dissolution or closure of a division permitted under Section 6.03.

     SECTION 5.04. PAYMENT OF OBLIGATIONS. Each Consolidated Entity will pay its obligations, including Tax liabilities, that, if not paid, could result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) such Consolidated Entity has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

     SECTION 5.05. MAINTENANCE OF PROPERTIES; INSURANCE. Each Consolidated Entity will (a) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, and (b) maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations.

     SECTION 5.06. BOOKS AND RECORDS; INSPECTION RIGHTS. Each Consolidated Entity will keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. Each Consolidated Entity will permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants (and by this provision each Consolidated Entity authorizes such accountants to discuss with such representatives thereafter, finances and condition of each such Consolidated Entity, whether or not such Consolidated Entity is present), all at such reasonable times and as often as reasonably requested and the Borrower shall reimburse the Administrative Agent and any Lender for the reasonable expenses incurred in connection with the exercise of such rights (except that the Borrower shall only be required to reimburse the Administrative Agent or any Lender for expenses incurred in connection with one such visit or inspection per fiscal year, unless an Event of Default has occurred and is continuing).

     SECTION 5.07. COMPLIANCE WITH LAWS. Each Consolidated Entity will comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

     SECTION 5.08. USE OF PROCEEDS AND LETTERS OF CREDIT. The proceeds of the Loans will be used only for general corporate purposes (including working capital, capital expenditures and Permitted Acquisitions). No part of the proceeds of any Loan, and no Letter of Credit, will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations T, U and X. Letters of Credit will be issued only to support obligations of any Unrestricted Loan Party incurred in the ordinary course of business or pursuant to a Permitted Acquisition.

                                       47
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     SECTION 5.09.   ADDITIONAL MATERIAL SUBSIDIARIES. (a) Promptly upon any
Domestic Subsidiary becoming a Material Subsidiary after the Effective Date but excluding, in any event, the CRL Trust, the Parent and the Borrower will (i) cause such Domestic Subsidiary to guarantee the Obligations, pursuant to a Guarantee substantially in the form of the Guarantee Agreement or otherwise reasonably satisfactory to the Administrative Agent, (ii) cause the Obligations to be secured by a perfected first-priority lien on all of the personal property of such Domestic Subsidiary, pursuant to a Security Agreement, a Pledge Agreement and other documents and instruments consistent with those delivered under Sections 4.01(c), (d) and (e) (and subject to any limitations and exceptions consistent with those contained in any such documents or instruments), (iii) cause all outstanding Capital Stock of such Domestic Subsidiary owned directly or indirectly by any Loan Party to be subject to a perfected first-priority Lien, pursuant to a Pledge Agreement and (iv) deliver such proof of corporate, partnership or limited liability company action, incumbency of officers, opinions of counsel and other documents as is consistent with those delivered pursuant to Article IV or as the Administrative Agent shall have reasonably requested.

          (b) Promptly upon any Foreign Subsidiary becoming a Material Subsidiary after the Effective Date, the Parent, the Borrower and each other Material Subsidiary will (i) cause all of the Capital Stock of such Foreign Subsidiary to be pledged and delivered (or, in the case of adverse tax consequences for the Consolidated Entities, (x) if such Capital Stock is held directly by a Domestic Subsidiary, cause 65% of the voting Capital Stock of such Foreign Subsidiary to be pledged and delivered and (y) if such Capital Stock is held directly by a Foreign Subsidiary, cause the highest percentage of such Capital Stock that shall not create adverse tax consequences for the Consolidated Entities to be pledged and delivered) to the Administrative Agent for its benefit and the ratable benefit of the Lenders, pursuant to a Pledge Agreement (or other agreement reasonably satisfactory to the Administrative Agent) and (ii) deliver such proof of corporate, partnership or limited liability company action, incumbency of officers, opinions of counsel and other documents as is consistent with those delivered pursuant to Article IV or as the Administrative Agent shall have reasonably requested.

     SECTION 5.10. CASH MANAGEMENT. (a) Each of the Parent and the Borrower agrees to cause, to the extent necessary to satisfy all of the Obligations, all Subsidiaries that are not Loan Parties (including, without limitation, Transaction Co. but not including the CRL Trust) to either distribute assets or loan funds to the Borrower.

          (b) Each of the Parent and the Borrower agrees to cause, to the extent necessary to satisfy all of the Obligations, the liquidation or dissolution of the CRL Trust into a Loan Party.

     SECTION 5.11. FURTHER ASSURANCES. Each Loan Party will execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements and other documents), which may be required under any applicable law, or which the Administrative Agent may reasonably request, to cause the Administrative Agent, for the benefit of itself and the ratable benefit of the Lenders, to maintain a legal, valid and enforceable perfected first priority Lien on the Collateral (subject to the limitations, exceptions and qualifications set forth in the Loan Documents), all at the expense of the Loan Parties. Each Loan Party will also provide to the Administrative Agent,

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from time to time upon request, evidence reasonably satisfactory to the
Administrative Agent as to the perfection and priority of the Liens created or intended to be created by the Security Documents.

                                   ARTICLE VI

                               NEGATIVE COVENANTS

     Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full and all Letters of Credit have expired or terminated (or cash collateralized to the satisfaction of the Administrative Agent) and all LC Disbursements shall have been reimbursed, each of the Parent and the Borrower (as to itself and its subsidiaries) covenants and agrees with the Lenders that:

     SECTION 6.01. INDEBTEDNESS. No Consolidated Entity will create, incur, assume or permit to exist any Indebtedness, except:

          (a)  Indebtedness of any Loan Party pursuant to any Loan Document;

          (b)  Indebtedness existing on the date hereof and set forth in
Schedule 6.01, and any extensions, renewals, refinancings or replacements of any such Indebtedness so long as (i) the principal or face amount of, or interest rate or fees or other amounts (exclusive of commissions and other similar issuance costs) payable in connection with, any such Indebtedness is not increased, (ii) the dates upon which payments are to be made are not advanced and (iii) the subordination terms, if any, are not modified, in connection with any such extension, renewal, refinancing or replacement;

          (c) Indebtedness of any Consolidated Entity to any other Consolidated Entity permitted by Section 6.04;

          (d) (i) Indebtedness of any Consolidated Entity incurred to finance the acquisition, construction or improvement of any assets, including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets (including in a Permitted Acquisition) or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals, refinancings and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof so long as such Indebtedness is incurred prior to or within 180 days after such acquisition or the completion of such construction or improvement, (ii) obligations under Hedging Agreements permitted by Section 6.05 and (iii) Indebtedness of the Foreign Subsidiaries; PROVIDED that the aggregate principal amount of Indebtedness permitted by this clause (d) shall not exceed $25,000,000 at any time outstanding;

          (e) Indebtedness of any Consolidated Entity as an account party in respect of trade letters of credit; and

          (f) Consolidated Subordinated Indebtedness of the Parent that, by the terms of such Indebtedness, is convertible into the Capital Stock of the Parent in an aggregate principal amount not to exceed $150,000,000 at any time outstanding (exclusive of the principal amount of

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Indebtedness outstanding under the 3.50% Convertible Notes or any refinancing thereof incurred in reliance on Section 6.01(b)).

     SECTION 6.02. LIENS. No Consolidated Entity will create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

          (a)  Liens created under the Security Documents;

          (b)  Permitted Encumbrances;

          (c) any Lien on any property or asset of any Consolidated Entity existing on the date hereof and set forth in Schedule 6.02 and extensions and renewals thereof; PROVIDED that (i) such Lien shall not apply to any other property or asset of any Consolidated Entity and (ii) such Lien shall secure only those obligations which it secures on the date hereof (and extensions and renewals thereof (but not increases thereof);

          (d) any Lien existing on any property or asset prior to the acquisition thereof by any Consolidated Entity or existing on any property or asset of any Person that becomes a Subsidiary after the date hereof prior to the time such Person becomes a Subsidiary; PROVIDED that (i) such Lien secures Indebtedness permitted by clause (d) of Section 6.01, (ii) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary , as the case may be, (iii) such Lien shall not apply to any other property or assets of any Consolidated Entity and (iv) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be;

          (e) any Lien on assets acquired, constructed or improved by any Consolidated Entity; PROVIDED that (i) such Lien secures Indebtedness permitted by clause (d)(i) of Section 6.01, (ii) such Lien and the Indebtedness secured thereby are incurred prior to or within 180 days after such acquisition or the completion of such construction or improvement, (iii) the Indebtedness secured thereby does not exceed the cost of acquiring, constructing or improving such assets and (iv) such Lien shall not apply to any other property or assets of any Consolidated Entity;

          (f) any Lien securing payment of any obligation under any Hedging Agreement permitted by Section 6.01(d)(ii); and

          (g) any Lien on any property or asset of a Foreign Subsidiary that secures Indebtedness permitted by Section 6.01(d)(iii).

     SECTION 6.03. FUNDAMENTAL CHANGES. (a) No Consolidated Entity will merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing (i) any Subsidiary may merge into the Borrower in a transaction in which the Borrower is the surviving corporation, (ii) any Subsidiary may merge into any Wholly-Owned Subsidiary in a transaction in which the surviving entity is a Wholly-Owned Subsidiary and, if any party to such merger is a Loan Party, is or becomes a Loan Party, (iii) any Subsidiary (other than a Loan Party) may liquidate or dissolve if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower, is not materially disadvantageous to the Lenders and could not reasonably be expected to have a Material Adverse Effect, (iv) any Foreign Subsidiary that is a Wholly-Owned Subsidiary may merge into any other Foreign Subsidiary that is a Wholly-Owned Subsidiary in a transaction in which either such Foreign Subsidiary is the surviving corporation, (v) Charles River China, Charles River Mexico and Charles River Proteomics may be sold, liquidated or dissolved and may take any action described in clauses (h) or (i) of Article VII so long as the Borrower receives its ratable portion of the net proceeds available to the equity holders in connection with such liquidation or dissolution, (vi) any Wholly-Owned Subsidiary may merge into any Person in order to consummate a Permitted Acquisition permitted by Section 6.04(i) so long as after giving effect thereto the Person surviving such merger is a Subsidiary, (vii) the Parent and the Borrower may merge into one another in a transaction in which either entity is the surviving corporation; PROVIDED that any such merger involving a Person that is not a Wholly-Owned Subsidiary immediately prior to such merger shall not be permitted unless also permitted by Section 6.04 and (viii) any Consolidated Entity may effect the closure of a division in such Consolidated Entity.

          (b) No Consolidated Entity will engage to any material extent in any business other than businesses of the type conducted by the Consolidated Entities on the date of execution of this Agreement and businesses reasonably related thereto.

          (c) The Parent will not own any assets except (i) the Capital Stock of the Borrower, (ii) cash in an amount not to exceed $250,000 at any time (in addition to the cash amount permitted in the succeeding clause (iii)) and (iii) cash in an amount necessary to satisfy its obligations to make the then next scheduled payment of interest on the 3.50% Convertible Notes in accordance with the terms thereof for a period not to exceed 5 Business Days prior to the date of such scheduled interest payment; provided, however, that the Parent may hold cash in an amount not to exceed $2,500,000 at any time prior to July 31, 2003. The Parent shall immediately contribute or loan the cash received upon the issuance of its Capital Stock to the Borrower.

     SECTION 6.04. INVESTMENTS, LOANS, ADVANCES, GUARANTEES AND ACQUISITIONS. No Consolidated Entity will purchase, hold or acquire (including pursuant to any merger with any Person that was not a Wholly-Owned Subsidiary prior to such merger) any Capital Stock, evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit (or any material portion thereof), except:

          (a)  Permitted Investments;

          (b) investments by the Consolidated Entities existing on the date hereof and set forth on Schedule 6.04 and renewals and extensions thereof (but not to the extent of any increase thereof);

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

          (c) investments made by any Unrestricted Loan Party in the Capital Stock of any other Unrestricted Loan Party, investments by any Loan Party that is not an Unrestricted Loan Party in the Capital Stock of any other Loan Party and investments by any Subsidiary that is not a Loan Party in the Capital Stock of any other Subsidiary that is not a Loan Party;

          (d) loans or advances made by any Consolidated Entity (other than the CRL Trust and Transaction Co.) to any other Consolidated Entity (other than the CRL Trust and Transaction Co.); provided that (i) the amount of such loans and advances made by Loan Parties to Subsidiaries that are not Loan Parties and at any time outstanding shall not exceed $10,000,000 during the term of this Agreement and (ii) all such loans and advances made by a Loan Party shall be evidenced by a promissory note pledged pursuant to a Pledge Agreement;

          (e) loans or advances made by the CRL Trust to any Unrestricted Loan Party; provided that (i) the aggregate amount of such loans and advances does not exceed $25,000,000 at any time outstanding and (ii) all such loans and advances constitute "Consolidated Subordinated Indebtedness" pursuant to the terms of the Trust Subordination Agreement;

          (f) investments by the Borrower and Transaction Co. of cash in the CRL Trust not to exceed $30,000,000 during the term of this Agreement;

          (g) investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;

          (h)  extensions of trade credit in the ordinary course of business;

          (i) Permitted Acquisitions by any Consolidated Entity so long as (i) if the consideration for such Permitted Acquisition consists solely of Capital Stock of the Parent, (A) the aggregate market value of such Capital Stock paid in respect of such Permitted Acquisition does not exceed 50% of Consolidated Net Worth determined as of the end of the most recently ended fiscal quarter and (B) the Leverage Ratio as of the time immediately after giving effect to such Permitted Acquisition does not exceed 2.00 to 1.00, and (ii) if the consideration for such Permitted Acquisition consists of consideration, in whole or in part, other than Capital Stock of the Parent, (A) the aggregate cash and non-cash consideration (including the concurrent repayment or assumption of any Indebtedness) paid in respect of any such Permitted Acquisition does not exceed
(1) $50,000,000 if the Consolidated Entity making such Permitted Acquisition is the Borrower or a Domestic Subsidiary and the business of the Person (or part thereof) being acquired is organized and located primarily in the United States and (2) in all other circumstances, $25,000,000 and (B) the Leverage Ratio as of the time immediately after giving effect to such Permitted Acquisition does not exceed 2.00 to 1.00;

          (j) investments consisting of Hedging Agreements permitted by Section 6.05;

          (k) investments consisting of non-cash consideration received pursuant to a disposition of assets permitted by Section 6.07; provided that the sum of the aggregate amount of investments permitted under this Section 6.04(k) and the aggregate amount of investments permitted under Section 6.04(m) at any time outstanding shall not exceed $15,000,000;

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

          (l) investments by Foreign Subsidiaries in an aggregate amount at any time outstanding not to exceed $1,000,000; and

          (m) so long as no Event of Default shall have occurred or would result therefrom, other investments constituting minority investments in Capital Stock of Persons engaged in a commercial business activity similar to the principal business activities of the Borrower on the Effective Date; provided that the sum of the aggregate amount of investments permitted under this Section 6.04(m) and the aggregate amount of investments permitted under Section 6.04(k) at any time outstanding shall not exceed $15,000,000.

     SECTION 6.05. HEDGING AGREEMENTS. No Consolidated Entity will enter into any Hedging Agreement, other than Hedging Agreements entered into in the ordinary course of business to hedge or mitigate risks to which such Consolidated Entity is exposed in the conduct of its business or the management of its liabilities.

     SECTION 6.06. RESTRICTED PAYMENTS; CERTAIN PAYMENTS OF INDEBTEDNESS. (a) No Consolidated Entity will declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except:

               (i) any subsidiary of the Borrower may declare and pay dividends to any Unrestricted Loan Party with respect to its Capital Stock (either directly or, through one or more Wholly-Owned Subsidiaries, indirectly); and

               (ii)  the Borrower may declare and pay dividends to the Parent to
     (A) pay its overhead expenses in an amount not to exceed $2,000,000 in the aggregate in any fiscal year of the Consolidated Entities, (B) so long as no Default shall have occurred or would result therefrom, make repurchases of the Parent's Capital Stock; provided that the aggregate amount of repurchases permitted under this Section 6.06(a)(ii)(B) and under Section 6.06(b)(iv) shall not exceed $10,000,000 during any fiscal year of the Consolidated Entities and (C) so long as no Default shall have occurred or would result therefrom, make cash payments of interest on the 3.50% Convertible Notes in accordance with the terms thereof.

          (b) No Consolidated Entity will make or agree to pay or make, directly or indirectly, any payment or other distribution (whether in cash, securities or other property) of or in respect of principal of or interest on any Consolidated Subordinated Indebtedness, or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Consolidated Subordinated Indebtedness, except

               (i) so long as no Default shall have occurred or would result therefrom, payment of regularly scheduled interest payments as and when due in respect of any Consolidated Subordinated Indebtedness (subject to any subordination provisions thereof);

               (ii) so long as no Default shall have occurred or would result therefrom, issuance of any Capital Stock of the Parent upon conversion of
     (A) the 3.50% Convertible Notes in accordance with the term set forth in the 3.50% Convertible Note

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     Indenture or (B) Consolidated Subordinated Indebtedness incurred in reliance upon Section 6.01(f) in accordance with the terms of such Consolidated Subordinated Indebtedness;

               (iii) so long as no Default shall have occurred or would result therefrom, prepayment, purchase, redemption, retirement or other acquisition of Consolidated Subordinated Indebtedness by exchange for, or out of proceeds received from, a concurrent issuance of Consolidated Subordinated Indebtedness provided that (A) the principal or face amount of, or interest rate or fees or other amounts (exclusive of commissions and other similar issuance costs) payable in connection with, such Consolidated Subordinated Indebtedness is not increased and (B) the dates upon which payments are to be made on such Consolidated Subordinated Indebtedness are not advanced; and

               (iv) so long as no Default shall have occurred or would result therefrom, make repurchases of the 3.50% Convertible Notes (or any refinancing thereof) or any convertible Subordinated Indebtedness incurred in reliance on Section 6.01(f); provided that the aggregate amount of repurchases permitted under this Section 6.06(b)(iv) and under Section 6.06(a)(ii)(B) shall not exceed $10,000,000 during any fiscal year of the Consolidated Entities.

          (c) The Parent will not demand or request that the Borrower redeem or otherwise repurchase any Capital Stock of the Borrower pursuant to the Borrower's certificate of incorporation or otherwise.

     SECTION 6.07. DISPOSITION OF ASSETS. No Consolidated Entity will sell, transfer, lease or otherwise dispose of any asset, including any Capital Stock, except:

          (a) sales of inventory and used or surplus equipment in the ordinary course of business;

          (b) sales, transfers and dispositions to any other Consolidated Entity; provided that any such sales, transfers or dispositions involving a Subsidiary that is not an Unrestricted Loan Party shall be made in compliance with Section 6.04 and Section 6.08;

          (c) sales of the assets or Capital Stock of Charles River China, Charles River Mexico or Charles River Proteomics; and

          (d) sales, transfers and dispositions of assets (other than Capital Stock of a Subsidiary) that are not permitted by any other clause of this
Section 6.07; provided that the aggregate fair market value of all assets sold, transferred or otherwise disposed of during the term of this Agreement in reliance upon this clause (c) shall not exceed three percent (3.0%) of the total tangible assets of the Consolidated Entities as of the last day of the most recently ended fiscal quarter of the Consolidated Entities as determined on a consolidated basis in accordance with GAAP;

provided that (x) all sales, transfers, leases and other dispositions permitted by this Section 6.07 shall be made for fair value as agreed to in an arm's length transaction and (y) all sales, transfers,

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dispositions permitted by clause (c) of this Section 6.07 shall be for at least
50% cash consideration and any non-cash consideration received in connection with such sale, transfer or disposition shall be permitted under Section 6.04(k).

     SECTION 6.08. TRANSACTIONS WITH AFFILIATES. No Consolidated Entity will sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except:

          (a) transactions in the ordinary course of business at prices and on terms and conditions not less favorable to such Consolidated Entity than could be obtained on an arm's-length basis from unrelated third parties;

          (b) transactions between or among Foreign Subsidiaries and transactions between or among Unrestricted Loan Parties not involving any other Affiliate (in each case to the extent not otherwise prohibited by other provisions of this Agreement); and

          (c) any Restricted Payment permitted by Section 6.06, any transaction permitted by Section 6.03 and any investment permitted by Section 6.04.

     SECTION 6.09. RESTRICTIVE AGREEMENTS. No Consolidated Entity will, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of any Consolidated Entity to create, incur or permit to exist any Lien upon any of its property or assets to secure the Obligations, or (b) the ability of any Consolidated Entity to pay dividends or other distributions with respect to any shares of its Capital Stock or to make or repay loans or advances to any other Consolidated Entity or to Guarantee Indebtedness of any other Consolidated Entity; PROVIDED that (i) the foregoing shall not apply to restrictions and conditions imposed by law or by any of the Loan Documents, (ii) the foregoing shall not apply to restrictions and conditions existing on the date hereof identified on Schedule 6.09 (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition), (iii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder,
(iv) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by Section 6.01(d) if such restrictions or conditions apply only to the property or assets securing such Indebtedness and (v) clause (a) of the foregoing shall not apply to customary provisions in leases restricting the assignment thereof.

     SECTION 6.10. ISSUANCES OF CAPITAL STOCK BY SUBSIDIARIES. Neither the Parent nor the Borrower will permit any Subsidiary to issue any additional shares of its Capital Stock or other interests other than (a) to an Unrestricted Loan Party or (b) if such Subsidiary is not an Unrestricted Loan Party, to the Borrower or a Wholly-Owned Subsidiary.

     SECTION 6.11. AMENDMENT OF MATERIAL DOCUMENTS. No Consolidated Entity will amend, modify or waive (whether via merger, consolidation, amendment or otherwise) (a) any of its rights under its certificate of incorporation, by-laws, declaration of trust or other

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

organizational documents if such amendment, modification or waiver could reasonably be expected to result in a Material Adverse Effect or (b) any of the terms of any Consolidated Subordinated Indebtedness, in each case in any respect adverse to the Lenders (for the purposes of this Section 6.11(b) and without limitation of the scope of the definition of "adverse", any amendment to increase the principal amount, the interest rate or fees or other amounts payable, to advance the dates upon which payments are made or to alter any subordination provision (or any definition related thereto) shall be deemed to be "adverse").

     SECTION 6.12. CRL TRUST LIMITATIONS. In addition to the other covenants and agreements set forth herein and in the other Loan Documents, each of the Parent and the Borrower agrees not to permit either Transaction Co. or the CRL Trust to: (a) incur, or permit to exist, any Indebtedness, liabilities or obligations (other than under the Loan Documents), (b) execute or enter into any instrument, contract or other agreement, or engage in any business or activity, other than in connection with the cash and investment management and intercompany financing activities of the Consolidated Entities or (c) purchase, hold or acquire any Capital Stock, evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, or make any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets except Transaction Co. will own 100% of Capital Stock of the CRL Trust and except for investments made in connection with the cash and investment management and intercompany financing activities of the Consolidated Entities.

     SECTION 6.13. FIXED CHARGE COVERAGE RATIO. The Consolidated Entities will not permit the Fixed Charge Coverage Ratio as determined as of the end of each fiscal quarter of the Consolidated Entities to be less than 1.50 to 1.00.

     SECTION 6.14. LEVERAGE RATIO. The Consolidated Entities will not permit the Leverage Ratio as determined as of the end of each fiscal quarter of the Consolidated Entities to be greater than 3.00 to 1.00.

     SECTION 6.15. CONSOLIDATED TANGIBLE NET WORTH. The Consolidated Entities will not permit Consolidated Tangible Net Worth at any time to be less than the sum of (a) $176,640,000 plus (b) the aggregate sum of the Fiscal Quarter Net Worth Increase Amounts calculated for each fiscal quarter of the Consolidated Entities.

     SECTION 6.16. SENIOR LEVERAGE RATIO. The Consolidated Entities will not permit the Senior Leverage Ratio as determined as of the end of each fiscal quarter of the Consolidated Entities to be greater than 1.25 to 1.00.

                                   ARTICLE VII

                                EVENTS OF DEFAULT

     If any of the following events ("EVENTS OF DEFAULT") shall occur:

          (a) the Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become

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

due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

          (b) the Borrower shall fail to pay any interest on any Loan or any Loan Party shall fail to pay any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under any Loan Document, when and as the same shall become due and payable and such failure shall continue unremedied for a period of 3 Business Days;

          (c) any representation or warranty made or deemed made by or on behalf of any Consolidated Entity in or in connection with any Loan Document or any amendment or modification hereof or thereof or waiver hereunder or thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Loan Document or any amendment or modification hereof or thereof or waiver hereunder or thereunder, shall prove to have been incorrect in any material respect (if not qualified as to materiality or of Material Adverse Effect) and in any respect (if qualified as to materiality or of Material Adverse Effect) when made or deemed made or furnished;

          (d) any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02, 5.03 (with respect to the existence of such Loan Party) or 5.08 or in Article VI;

          (e) any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in any Loan Document (other than those specified in clause (a), (b) or (d) of this Article), and such failure shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent to the Borrower (which notice will be given at the request of any Lender);

          (f) any Consolidated Entity shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable (subject to any applicable grace period);

          (g) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; PROVIDED that this clause (g) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

          (h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of any Consolidated Entity (other than Subsidiaries that are not Material Subsidiaries) or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Consolidated Entity (other than Subsidiaries that are not Material Subsidiaries) or for a substantial part of its assets, and, in any such case,

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

such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

          (i) any Consolidated Entity (other than Subsidiaries that are not Material Subsidiaries) shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause
(h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Consolidated Entity (other than Subsidiaries that are not Material Subsidiaries) for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

          (j) any Consolidated Entity shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

          (k) one or more judgments for the payment of money in an aggregate amount exceeding $10,000,000 in the aggregate (not covered by insurance from a responsible insurance company that is not denying its liability with respect thereto) shall be rendered against any Consolidated Entity or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of any Consolidated Entity to enforce any such judgment;

          (l) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in liability of any Consolidated Entity in an aggregate amount exceeding $5,000,000;

          (m) (i) any Security Document shall for any reason cease to create in favor of the Administrative Agent for its benefit and the ratable benefit of the Lenders a legal, valid and enforceable perfected first-priority Lien on the Collateral as security for the Obligations, except to the extent that such cessation (A) relates, during the term of this Agreement, to an aggregate fair market value of assets that represent less than $2,000,000, (B) results from the failure of the Administrative Agent to maintain possession of certificates representing securities pledged or to file continuation statements under the Uniform Commercial Code of any applicable jurisdiction or (C) is covered by a lender's title insurance policy and the subject insurer promptly after the occurrence of the resulting cessation shall have acknowledged in writing that the same is covered by such title insurance policy; or (ii) any Loan Document executed by any Loan Party shall at any time after its execution and delivery (except in accordance with its terms or pursuant to an agreement of the parties thereof) and for any reason cease to be in full force and effect or shall be declared null and void, or the validity or enforceability thereof shall be contested by any Consolidated Entity or any Consolidated Entity shall deny in writing it has any further liability or obligation thereunder;

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

          (n) the subordination provisions relating to any Consolidated Subordinated Indebtedness (including, without limitation, the subordination provisions set forth in the Trust Subordination Agreement) shall fail to be enforceable by the Administrative Agent or the Lenders in accordance with the terms thereof or the Obligations shall fail to constitute "senior indebtedness" (or any other similar term) under any document, instrument or other agreement evidencing any such Consolidated Subordinated Indebtedness; or

          (o)  a Change in Control shall occur;

then, and in every such event (other than an event with respect to the Borrower described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent, at the request of the Required Lenders, shall by notice to the Borrower, take any or all of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other Obligations, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower and (iii) enforce its rights under the Guarantee Agreement and each Security Document on behalf of itself as Administrative Agent, the Lenders and the Issuing Bank; and in case of any event with respect to the Borrower described in clause (h) or (i) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other Obligations, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

                                  ARTICLE VIII

                            THE ADMINISTRATIVE AGENT

     Each of the Lenders and the Issuing Bank hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof, together with such actions and powers as are reasonably incidental thereto.

     The bank serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with any Consolidated Entity or other Affiliate thereof as if it were not the Administrative Agent hereunder.

     The Administrative Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except

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

discretionary rights and powers expressly contemplated by the Loan Documents, whether upon, before or after an Event of Default, that the Administrative Agent is required to exercise in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 10.02), and (c) except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Consolidated Entity that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 10.02) or in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by a Loan Party or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in
Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

     The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for any Consolidated Entity), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

     The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

     Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders, the Issuing Bank and the Borrower. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment

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

within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Bank, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the Administrative Agent's resignation hereunder, the provisions of this Article and
Section 10.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.

     Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or related agreement or any document furnished hereunder or thereunder.

     Subject to the foregoing provisions of this Article VIII, the Administrative Agent shall, on behalf of the Lenders, (i) execute each Loan Document on behalf of the Lenders, (ii) hold and apply the Collateral, and the proceeds thereof, at any time received by it in accordance with the provisions of the Loan Documents, (iii) exercise any and all rights, powers and remedies of the Lenders under the Loan Documents, including the giving of any consent or waiver or the entering into of any amendment, subject to the provisions of
Section 10.02, (iv) execute, deliver and file financing statements, assignments and other such agreements, and possess instruments on behalf of the Lenders and
(v) in the event of acceleration of the obligations of the Borrower hereunder, exercise the rights of the Lenders under the Loan Documents upon and at the direction of the Required Lenders.

     The Lenders identified in this Agreement as the Documentation Agents shall not have any right, power, obligation, liability, responsibility or duty under any of the Loan Documents other than those applicable to all Lenders. Without limiting the foregoing, the Documentation Agents shall not have or be deemed to have a fiduciary relationship with any Lender. Each Lender hereby makes the same acknowledgements with respect to the Documentation Agents as it makes with respect to the Administrative Agent or any other Lender in this Article VIII.

                                   ARTICLE IX

                             GUARANTEE OF THE PARENT

     In order to induce the Lenders to extend credit hereunder, the Parent hereby absolutely, irrevocably and unconditionally guarantees, as a primary obligor and not merely as a surety, the

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payment when due of any and all of the Obligations. The Parent further agrees that the due and punctual payment of the Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its Guarantee hereunder notwithstanding any such extension or renewal of any Obligation.

     To the extent permitted by applicable law, the Parent waives presentment to, demand of payment from and protest to the Borrower of any of the Obligations, and also waives notice of acceptance of its obligations and notice of protest for nonpayment. The obligations of the Parent hereunder shall not be affected by (a) the failure of any Lender or the Administrative Agent to assert any claim or demand or to enforce or exercise any right or remedy against any Loan Party under the provisions of this Agreement, of any other Loan Document or otherwise or (b) any rescission, waiver, amendment or modification of any of the terms or provisions of this Agreement, any other Loan Document or any other agreement or the release or other impairment of any Collateral or the release of any Loan Party. The Parent shall be obligated to keep informed of the financial condition of the Borrower; provided that the failure of the Parent to keep so informed shall not affect its obligations hereunder.

     The Parent further agrees that its agreement under this Article IX constitutes a promise of payment when due (whether or not any bankruptcy or similar proceeding shall have stayed the accrual or collection of any of the Obligations or operated as a discharge thereof) and not merely of collection, and waives any right to require that any resort be had by any Lender to any balance of any deposit account or credit on the books of any Lender in favor of any Loan Party or any other Person or to any other remedy against any Loan Party or any Collateral.

     The Parent guarantees that the Obligations will be paid strictly in accordance with the terms of this Agreement, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Administrative Agent or any Lender with respect thereto. This is a present and continuing guaranty of payment and not of collection, and the liability of the Parent under this Article IX shall be absolute and unconditional, in accordance with its terms, and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever, including, without limitation: (a) any lack of validity or enforceability of this Agreement, any other Loan Document or any other agreement or instrument relating thereto; (b) any change in the time, place or manner of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from this Agreement or any other Loan Document, including, without limitation, any increase in the Obligations resulting from the extension of additional credit to the Borrower or otherwise in accordance with the terms hereof and thereof; (c) any taking, exchange, release or non-perfection of any collateral, or any taking, release, or amendment or waiver of, or consent to, or departure from, any other guaranty, for all or any of the Obligations; (d) any change, restructuring of termination of the structure or existence of any Consolidated Entity; (e) any bankruptcy, receivership, insolvency, reorganization, arrangement, readjustment, composition, liquidation or similar proceedings with respect to any Consolidated Entity or the properties or creditors of any of them; (f) the occurrence of any Default or Event of Default under, or any invalidity or any unenforceability of, or any misrepresentation, irregularity or other defect in, this Agreement or any other Loan Document; (g) any default, failure or delay, willful or otherwise, on the part of any Consolidated Entity to perform or comply with, or the

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

impossibility or illegality of performance by any Consolidated Entity of, any term of this Agreement or any other Loan Document; (h) any suit or other action brought by, or any judgment in favor of, any beneficiaries or creditors of, any Loan Party for any reasons whatsoever, including, without limitation, any suit or action in any way attacking or involving any issue, matter or thing in respect of this Agreement or any other Loan Document; (i) any lack or limitation of status or of power, incapacity or disability of any Loan Party or any partner, principal, trustee or agent thereof; or (j) any other circumstance which might otherwise constitute a defense available to, or a discharge of, any Loan Party or a third party guarantor.

     The obligations of the Parent under this Article IX shall not be subject to any reduction, limitation, impairment or termination for any reason (other than the indefeasible payment in full in cash of the Obligations), and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever, by reason of the invalidity, illegality or unenforceability of any of the Obligations, any impossibility in the performance of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of the Parent under this Article IX shall not be discharged or impaired or otherwise affected by the failure of the Administrative Agent or any Lender to assert any claim or demand or to enforce any remedy under this Agreement or any other agreement, by any waiver or modification in respect of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the Obligations, or by any other act or omission which may or might in any manner or to any extent vary the risk of the Parent or otherwise operate as a discharge of the Parent or any other Loan Party as a matter of law or equity.

     The Parent further agrees that its obligations under this Article IX shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by the Administrative Agent or any Lender upon the bankruptcy or reorganization of any Loan Party or otherwise.

     In furtherance of the foregoing and not in limitation of any other right which the Administrative Agent or any Lender may have at law or in equity against the Parent, by virtue of this Article IX, upon the failure of the Borrower to pay any Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, the Parent hereby promises to and will, upon receipt of written demand by the Administrative Agent, forthwith pay, or cause to be paid, in cash the amount of such unpaid Obligations.

     Until all of the Obligations shall have irrevocably been paid in full in cash and all Commitments shall have been terminated, the Parent hereby irrevocably agrees to subordinate any and all rights of subrogation, reimbursement, exoneration, contribution or indemnification or any right to participate in any claim or remedy of the Administrative Agent or any Lender (collectively, the "Subrogation Rights"), in any such case, arising in connection with any payment or payments with respect to the principal of or premium, if any, or interest on the Obligations, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including the right to take or receive, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security in account of such claim or other rights. To effectuate such subordination, the Parent hereby agrees that it shall not be entitled to any payment in respect of any Subrogation Right until all of the Obligations have been irrevocably paid in full. If any amount shall be paid to the Parent in violation of the preceding

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sentence and the Obligations shall not have been irrevocably paid in full, such amount shall be deemed to have been paid to the Parent for the benefit of, and held in trust for, the benefit of the Lenders.

     The Guarantee of the Parent under this Article IX is a continuing guarantee and all liabilities to which it applies or may apply under the terms hereof shall be conclusively presumed to have been created in reliance hereon.

                                    ARTICLE X

                                  MISCELLANEOUS

     SECTION 10.01. NOTICES. Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

          (a) if to the Parent or the Borrower, to it at Charles River Laboratories International, Inc., 251 Ballardvale Street, Wilmington, Massachusetts 01887, Attention of General Counsel (Telecopy No. (978)988-5665);

          (b) if to the Administrative Agent, to it at JPMorgan Chase Bank, Loan and Agency Services Group, 1 Chase Plaza, 8th Floor, New York, New York 10081, Attention of May Fong (Telecopy No. (212)552-5650), with a copy to JPMorgan Chase Bank, Two Corporate Drive, Shelton, Connecticut 06484, Attention of John A. Francis (Telecopy No. (203)944-8496);

          (c) if to the Issuing Bank, to it at Fleet National Bank, FleetBoston Financial, Global Trade Operations, PA EH 0802SM, 1 Fleet Way, Scranton, PA 18507-1999, Attention of Alfonso Malave (Telecopy No. (570)330-4187);

          (d) if to the Swingline Lender, to it at JPMorgan Chase Bank, Loan and Agency Services Group, 1 Chase Plaza, 8th Floor, New York, New York 10081, Attention of May Fong (Telecopy No. (212)552-5650), with a copy to JPMorgan Chase Bank, Two Corporate Drive, Shelton, Connecticut 06484, Attention of John
A. Francis (Telecopy No. (203)944-8496); and

          (e) if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

     SECTION 10.02. WAIVERS; AMENDMENTS. (a) No failure or delay by the Administrative Agent, the Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of

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

steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or the Issuing Bank may have had notice or knowledge of such Default at the time.

          (b) Neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Parent, the Borrower and the Required Lenders or by the Parent, the Borrower and the Administrative Agent with the consent of the Required Lenders; PROVIDED that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby,
(iii) postpone the scheduled date of payment or prepayment of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, or extend the expiration date of any Letter of Credit to a date which is after the Maturity Date without the written consent of each Lender affected thereby, (iv) release the Parent from its Guarantee under Article IX, or limit its liability in respect of such Guarantee, without the written consent of each Lender; (v) release any Guarantor from its Guarantee under a Guarantee Agreement or limit its liability in respect of such Guarantee or such Guarantee Agreement or its obligation to enter into and provide a Guarantee pursuant to a Guarantee Agreement, without the written consent of the Lenders having Revolving Credit Exposures representing at least 66-2/3% of the total Revolving Credit Exposures at such time and, at any time while no Loan or Letter of Credit is outstanding, the Lenders having at least 66-2/3% of the total Commitments, (vi) amend, waive or otherwise modify the terms of Section 6.07 without the written consent of the Lenders having Revolving Credit Exposures representing at least 66-2/3% of the total Revolving Credit Exposures at such time and, at any time while no Loan or Letter of Credit is outstanding, the Lenders having at least 66-2/3% of the total Commitments, provided that if such proposed amendment, waiver or modification would result in a release of the Lien of the Administrative Agent on all or substantially all of the Collateral, such proposed amendment, waiver or modification shall require the written consent of each Lender, (vii) change
Section 2.17(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, or (viii) change any of the provisions of this Section or the definition of "Required Lenders" or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender or (ix) consent to the assignment or transfer by any Loan Party of its rights or obligations hereunder or under the other Loan Documents, without the written consent of each Lender; PROVIDED FURTHER that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, the

Issuing Bank or the Swingline Lender hereunder without the prior written consent of the Administrative Agent, the Issuing Bank or the Swingline Lender, as the case may be.

     SECTION 10.03. EXPENSES; INDEMNITY; DAMAGE WAIVER. (a) Each of the Parent and the Borrower, jointly and severally, shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of the Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by the Administrative Agent, the Issuing Bank or any Lender, including the fees, charges and disbursements of any counsel for the Administrative Agent, the Issuing Bank or any Lender, in connection with the enforcement or protection of its rights in connection with the Loan Documents, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

          (b) Each of the Parent and the Borrower, jointly and severally, shall indemnify the Administrative Agent, the Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an "INDEMNITEE") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of the Loan Documents or any agreement or instrument contemplated hereby or thereby, the performance by the parties to the Loan Documents of their respective obligations hereunder or thereunder or the consummation of the Transactions or any other transactions contemplated hereby or thereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit),
(iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by any Consolidated Entity, or any Environmental Liability related in any way to any Consolidated Entity, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; PROVIDED that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.

          (c) To the extent that the Parent or the Borrower fails to pay any amount required to be paid by it to the Administrative Agent, the Issuing Bank or the Swingline Lender under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent, the Issuing Bank or the Swingline Lender, as the case may be, such Lender's Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; PROVIDED that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, the Issuing Bank or the Swingline Lender in its capacity as such.

          (d) To the extent permitted by applicable law, neither the Parent nor the Borrower shall assert, and each hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any other Loan Document or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

          (e) All amounts due under this Section 10.03 shall be payable promptly after written demand therefor.

     SECTION 10.04. SUCCESSORS AND ASSIGNS. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), except that neither the Parent nor the Borrower may assign or otherwise transfer any of its rights or obligations hereunder or under any other Loan Document without the prior written consent of each Lender (and any attempted assignment or transfer by the Parent or the Borrower without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

          (b) Any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); PROVIDED that (i) except in the case of an assignment to a Lender or an Affiliate of a Lender having at least $1,000,000,000 in combined capital and surplus and undivided profits, each of the Borrower and the Administrative Agent (and, in the case of an assignment of all or a portion of a Commitment or any Lender's obligations in respect of its LC Exposure or Swingline Exposure, the Issuing Bank and the Swingline Lender) must give their prior written consent to such assignment (which consent shall not be unreasonably withheld, it being understood that, in the case of any assignment involving a new Lender, the assignee may be required to demonstrate to the reasonable satisfaction of the Borrower and the Administrative Agent its legal and financial ability to timely perform its obligations in respect of its unused Commitment), (ii) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender's Commitment, the amount of the Commitment of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Borrower and the Administrative Agent otherwise consent, (iii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement, (iv) the parties to each assignment shall execute and deliver to the

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

Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $2,500 to be paid by the assignor, and (v) the assignee, if it shall not be a Lender prior to the date of such assignment, shall deliver to the Administrative Agent an Administrative Questionnaire; and PROVIDED FURTHER that any consent of the Borrower otherwise required under this paragraph shall not be required if an Event of Default has occurred and is continuing and any consent requested by a Lender of the Borrower and the Administrative Agent under this Section 10.4(b) shall be deemed granted by the Borrower or the Administrative Agent, as the case may be, if it does not respond to such request within 20 days after the written request is delivered to the Borrower and the Administrative Agent in accordance with this Agreement. Subject to acceptance and recording thereof pursuant to paragraph (d) of this Section, from and after the effective date specified in each Assignment and Acceptance the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.14, 2.15, 2.16 and 10.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (e) of this Section.

          (c) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices in The City of New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the "REGISTER"). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent, the Issuing Bank and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, the Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

          (d) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section 10.04 and any written consent to such assignment required by paragraph (b) of this Section 10.04, the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

          (e) Any Lender may, without the consent of the Borrower, the Administrative Agent, the Issuing Bank or the Swingline Lender, sell participations to one or more banks or other entities (a "PARTICIPANT") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it);

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PROVIDED that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent, the Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; PROVIDED that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 10.02(b) that affects such Participant. Subject to paragraph (f) of this Section, each Loan Party agrees that each Participant shall be entitled to the benefits of Sections 2.14, 2.15 and 2.16 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section 10.04. To the extent permitted by law, each Participant also shall be entitled to the benefits of
Section 10.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.16(c) as though it were a Lender.

          (f) A Participant shall not be entitled to receive any greater payment under Section 2.14, 2.15 or 2.16 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.16 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the applicable Loan Party, to comply with Section 2.16(e) as though it were a Lender.

          (g) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section 10.04 shall not apply to any such pledge or assignment of a security interest; PROVIDED that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

          (h) Notwithstanding anything to the contrary contained herein, any Lender (a "GRANTING LENDER") may grant to a special purpose funding vehicle (an "SPC") of such Granting Lender, identified as such in writing from time to time by such Granting Lender to the Administrative Agent and the Borrower, the option to provide to the Borrower all or any part of any Loan that such Granting Lender would otherwise be obligated to make to the Borrower pursuant to Section 2.01, provided that (i) nothing herein shall constitute a commitment to make any Loan by any SPC, (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, such Granting Lender shall be obligated to make such Loan pursuant to the terms hereof and (iii) all credit decisions (including without limitation any decisions with respect to amendments and waivers) will continue to be made by such Granting Lender. The making of a Loan by an SPC hereunder shall utilize the Commitment of the applicable Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Each party hereto hereby agrees that no SPC shall be liable for any payment under this Agreement for which a Lender would otherwise be liable, for so long as, and to the extent, the

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related Granting Lender makes such payment. In furtherance of the foregoing, each party hereto hereby agrees that, prior to the date that is one year and one day after the payment in full of all outstanding senior indebtedness of any SPC, it will not institute against, or join any other person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or similar proceedings under the laws of the United States or any State thereof. In addition, notwithstanding anything to the contrary contained in this Section, any SPC may (i) with notice to, but without the prior written consent of, the Borrower or the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to its Granting Lender in connection with liquidity and/or credit facilities to or for the account of such SPC to fund such Loans and (ii) subject to the provisions of Section 10.12, disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of a surety, guarantee or credit or liquidity enhancement to such SPC.

     SECTION 10.05. SURVIVAL. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, the Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.14, 2.15, 2.16 and 10.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

     SECTION 10.06. COUNTERPARTS; INTEGRATION; EFFECTIVENESS. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. The Loan Documents and the separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and thereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

     SECTION 10.07. SEVERABILITY. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the

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extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

     SECTION 10.08. RIGHT OF SETOFF. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Parent or the Borrower against any of and all the obligations of the Parent or the Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

     SECTION 10.09.  GOVERNING LAW; JURISDICTION; CONSENT TO SERVICE OF PROCESS.
(a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.

          (b) Each of the Parent and the Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against the Parent, the Borrower or any of their respective properties in the courts of any jurisdiction.

          (c) Each of the Parent and the Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section 10.09. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

          (d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 10.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

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

     SECTION 10.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

     SECTION 10.11. HEADINGS. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

     SECTION 10.12. CONFIDENTIALITY. Each of the Administrative Agent, the Issuing Bank and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies under any Loan Document or any suit, action or proceeding relating to this Agreement or any Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (g) with the consent of the Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis from a source other than a Consolidated Entity. For the purposes of this Section, "INFORMATION" means all information received from any Consolidated Entity relating to any Consolidated Entity or its business, other than any such information that is available to the Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by any Consolidated Entity; PROVIDED that, in the case of information received from any Consolidated Entity after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section 10.12 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

     SECTION 10.13. INTEREST RATE LIMITATION. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges

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and other amounts which are treated as interest on such Loan under applicable law (collectively the "CHARGES"), shall exceed the maximum lawful rate (the "MAXIMUM RATE") which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon to the date of repayment, shall have been received by such Lender.

     SECTION 10.14. JOINT CREDITORS. Each of the Loan Parties, each of the Lenders and the Administrative Agent agrees that the Administrative Agent shall be a joint creditor (together with the relevant Lender) of each and every obligation of the Loan Parties towards each of the Lenders under or in connection with the Loan Documents and that, accordingly, the Administrative Agent will have its own independent right to demand performance by the Loan Parties of those obligations. However, any discharge of any such obligation to the Administrative Agent or the relevant Lender shall, to the same extent, discharge the corresponding obligation owing to the other.

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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                   CHARLES RIVER LABORATORIES, INC.


                                   By:
                                      -----------------------------------------
                                      Name:
                                      Title:


                                   CHARLES RIVER LABORATORIES
                                   INTERNATIONAL, INC.


                                   By:
                                      -----------------------------------------
                                      Name:
                                      Title:


                                   JPMORGAN CHASE BANK,
                                   individually and as Administrative Agent


                                   By:
                                      -----------------------------------------
                                      Name:
                                      Title:


                                   CITIZENS BANK OF MASSACHUSETTS


                                   By:
                                      -----------------------------------------
                                      Name:
                                      Title:


                                   FLEET NATIONAL BANK


                                   By:
                                      -----------------------------------------
                                      Name:
                                      Title:


                      [SIGNATURE PAGE TO CREDIT AGREEMENT]

                                   MERRILL LYNCH BUSINESS FINANCIAL
                                   SERVICES INC.


                                   By:
                                      -----------------------------------------
                                      Name:
                                      Title:


                                   WACHOVIA BANK, NATIONAL
                                   ASSOCIATION


                                   By:
                                      -----------------------------------------
                                      Name:
                                      Title:


                                   CREDIT SUISSE FIRST BOSTON


                                   By:
                                      -----------------------------------------
                                      Name:
                                      Title:


                      [SIGNATURE PAGE TO CREDIT AGREEMENT]